                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF
                                     1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                         JONES GROWTH PARTNERS II L.P.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
  (1) Title of each class of securities to which transaction applies: Limited Partnership Interests
  (2) Aggregate number of securities to which transaction applies: 19,785
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): Pursuant to Rule 0-11(c)(2), the transaction valuation is based upon the $36,000,000 sales price that is to be paid to Jones Growth Partners II L.P. in connection with the transaction that is the subject of the proxy solicitation.
  (4) Proposed maximum aggregate value of the transaction: $36,000,000
  (5) Total fee paid: $7,200

[X] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
  Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
  (1) Amount Previously Paid:
  (2) Form, Schedule or Registration Statement No.:
  (3) Filing Party:
  (4) Date Filed:

Notes:

           [LOGO OF JONES SPACELINK CABLE CORPORATION APPEARS HERE]

                           9697 EAST MINERAL AVENUE
                           ENGLEWOOD, COLORADO 80112

    NOTICE OF VOTE OF THE LIMITED PARTNERS OF JONES GROWTH PARTNERS II L.P.

To the Limited Partners of Jones Growth Partners II L.P.:

  A special vote of the limited partners of Jones Growth Partners II L.P. (the "Partnership") is being conducted through the mails on behalf of the Partnership by Jones Spacelink Cable Corporation, the general partner of the Partnership, for the purpose of obtaining limited partner approval of the sale, to an unaffiliated third party, of the Partnership's cable television system serving the City of Yorba Linda, a portion of the City of Anaheim, known as Anaheim Hills, and certain portions of unincorporated Orange County, all in the state of California (the "Yorba Linda System"), for $36,000,000 in cash, subject to normal working capital closing adjustments that may have the effect of increasing or reducing the purchase price by a non-material amount. Information relating to this matter is set forth in the accompanying proxy statement.

  If the limited partners approve the proposed sale of the Yorba Linda System and if the transaction is closed, the Partnership will distribute the net sale proceeds to its limited partners of record as of June 30, 1997, and it is estimated that the Partnership will distribute to the limited partners from $1,101 to $1,209 for each $1,000 limited partnership interest, with the exact amount dependent upon a limited partner's date of investment. Distributions will be net of California non-resident withholding, if applicable, and distribution checks will be issued to limited partners' account registration or payment instruction of record. Upon the closing of the sale of the Partnership's Yorba Linda System, the Partnership will be liquidated and dissolved.

  Only limited partners of record at the close of business on April 30, 1997 are entitled to notice of, and to participate in, this vote of limited partners. It is very important that all limited partners participate in the voting. The Partnership's ability to complete the transaction discussed in the Proxy Statement and the Partnership's ability to make a distribution to its partners of the net proceeds of the sale of the Partnership's Yorba Linda System are dependent upon the approval of the transaction by the holders of a majority of the Partnership's limited partnership interests.

  The proposal that is the subject of this proxy solicitation will be adopted only if approved by the holders of a majority of the limited partnership interests. Each limited partnership interest entitles the holder thereof to one vote on the proposal. Because the Partnership's limited partnership agreement (the "Partnership Agreement") requires that the proposal to sell the Yorba Linda System be approved by the holders of a majority of the limited partnership interests, abstentions and non-votes will be treated as votes against the proposal. A properly executed consent returned to the general partner on which a limited partner does not mark a vote will be counted as a vote for the proposed sale of the Yorba Linda System. Because limited partners do not have dissenters' or appraisal rights in connection with the proposed sale of the Yorba Linda System, if the holders of a majority of the limited partnership interests approve the proposal, all limited partners will receive a distribution of the net sale proceeds in accordance with the procedures prescribed by the Partnership Agreement regardless of how or whether they vote on the proposal.

  Jones Spacelink Cable Corporation, as general partner of the Partnership, urges you to sign and return the enclosed proxy as promptly as possible. The proxy should be returned in the enclosed envelope.

                                          JONES SPACELINK CABLE CORPORATION
                                          General Partner

                                          [SIGNATURE OF ELIZABETH M. STEELE
                                            APPEARS HERE]

                                          Elizabeth M. Steele
                                          Secretary
Dated: May 9, 1997

           [LOGO OF JONES SPACELINK CABLE CORPORATION APPEARS HERE]
                           9697 EAST MINERAL AVENUE
                           ENGLEWOOD, COLORADO 80112

                                PROXY STATEMENT

                         VOTE OF THE LIMITED PARTNERS
                       OF JONES GROWTH PARTNERS II L.P.

  This Proxy Statement is being furnished in connection with the solicitation of the written consents of the limited partners of Jones Growth Partners II L.P. (the "Partnership") by Jones Spacelink Cable Corporation, the general partner of the Partnership (the "General Partner"), on behalf of the Partnership, for the purpose of obtaining limited partner approval of the sale of the Partnership's cable television system serving the City of Yorba Linda, a portion of the City of Anaheim, known as Anaheim Hills, and certain portions of unincorporated Orange County, all in the state of California (the "Yorba Linda System") for $36,000,000 in cash, subject to normal working capital closing adjustments, to Citizens Century Cable Television Venture, a joint venture formed under the laws of the state of New York (the "Purchaser"). The Purchaser is not affiliated with the Partnership or with the General Partner.

  Proxies in the form enclosed, properly executed and duly returned, will be voted in accordance with the instructions thereon. Limited partners are urged to sign and return the enclosed proxy as promptly as possible. Proxies cannot be revoked except by delivery of a proxy dated as of a later date. Officers and other employees of the General Partner may solicit proxies by mail, by fax, by telephone or by personal interview. The deadline for the receipt of proxy votes is June 15, 1997, unless extended, but the vote of the Partnership's limited partners will be deemed to be concluded on the date that the General Partner, on behalf of the Partnership, is in receipt of proxies executed by the holders of a majority of the limited partnership interests either consenting to or disapproving of the proposed transaction. The General Partner may extend the deadline for receipt of proxy votes if a majority of the limited partners fail to express an opinion on the transaction by June 15, 1997. If the General Partner extends the deadline for receipt of proxy votes, the limited partners will be informed by mail of the reason for the extension and the new deadline. The cost of the proxy solicitation will be paid by the Partnership.

  The Partnership has only one class of limited partners and no limited partner has a right of priority over any other limited partner. The participation of the limited partners is divided into limited partnership interests and each limited partner owns one limited partnership interest for each $1,000 of capital contributed to the Partnership.

  As of April 30, 1997, the Partnership had 19,785 limited partnership interests outstanding, held by approximately 2,300 persons. There is no established trading market for such interests. To the best of the General Partner's knowledge, no person or group of persons beneficially own more than five percent of the limited partnership interests, except for the Naomi Ruth Wilden Trust, which owns 1,000 limited partnership interests, representing
5.05 percent of the outstanding limited partnership interests. The General Partner owns no limited partnership interests. Officers and directors of the General Partner also do not own any limited partnership interests. Only limited partners of record at the close of business on April 30, 1997 will be entitled to notice of, and to participate in, the vote.

  Upon the consummation of the proposed sale of the Yorba Linda System, the Partnership will pay all of its indebtedness, which totalled approximately $12,821,077 at December 31, 1996, and then the Partnership will distribute the net sale proceeds to its limited partners of record as of June 30, 1997. Because limited partners will not receive distributions in an amount equal to 100 percent of the capital initially contributed to the Partnership by the limited partners plus an amount equal to 8 percent per annum, cumulative and noncompounded, on an amount equal to their initial capital contributions (the "8% Return"), the General Partner will not receive any of the net proceeds from the Yorba Linda System's sale. Based upon pro forma financial information as of December 31, 1996, as a result of the Yorba Linda System's sale, the limited partners of the Partnership, as a group, will receive approximately $22,823,356. Limited partners will receive from $1,101 to $1,209 for each $1,000 limited partnership interest from the net proceeds of the Yorba Linda System's sale. The specific amount of a limited partner's distribution will be dependent upon a limited partner's date of investment, i.e., because the 8% Return is calculated from the date of investment, the earlier the date of investment the larger will be the return to an investor. Distributions will be net of California non-resident withholding, if applicable, and distribution checks will be issued to limited partners' account registration or payment instruction of record. See "Federal Income Tax Consequences."

  The proposal that is the subject of this proxy solicitation will be adopted only if approved by the holders of a majority of the limited partnership interests. Each limited partnership interest entitles the holder thereof to one vote on the proposal. Because the Partnership's limited partnership agreement (the "Partnership Agreement") requires that the proposal to sell the Yorba Linda System be approved by the holders of a majority of the limited partnership interests, abstentions and non-votes will be treated as votes against the proposal. A properly executed consent returned to the General Partner on which a limited partner does not mark a vote will be counted as a vote for the proposed sale of the Yorba Linda System. Because limited partners do not have dissenters' or appraisal rights in connection with the proposed sale of the Yorba Linda System, if the holders of a majority of the limited partnership interests approve the proposal, all limited partners will receive a distribution of the net sale proceeds in accordance with the procedures prescribed by the Partnership Agreement regardless of how or whether they vote on the proposal.

  The Board of Directors of the General Partner has approved the proposed sale of the Yorba Linda System and the General Partner recommends approval of the transaction by the holders of the Partnership's limited partnership interests.

  The approximate date on which this Proxy Statement and Form of Proxy are being sent to limited partners is May 9, 1997.

                            PARTNERSHIP INFORMATION

THE PARTNERSHIP'S INVESTMENT OBJECTIVES

  The Partnership was formed to acquire, develop, operate and, ultimately, sell cable television systems. The primary objectives of the Partnership have been to obtain capital appreciation in the value of the Partnership's cable television properties; to preserve and protect invested capital; and to obtain equity build-up through debt reduction. It has been contemplated from the outset of the Partnership's existence that capital appreciation in Partnership cable television properties would be converted to cash by a sale of such properties at such time as the General Partner determined that the Partnership's investment objectives had substantially been achieved.

  The Partnership was formed in March 1991 as a Colorado limited partnership in connection with a public offering of its limited partnership interests. Since its formation, the Partnership has engaged primarily in the ownership and operation of the Yorba Linda System. The purpose of the sale of the Yorba Linda System, from the Partnership's perspective, is to attain the Partnership's primary investment objective, i.e., to convert the Partnership's capital appreciation in the Yorba Linda System to cash. The sale proceeds will be used to repay all outstanding indebtedness of the Partnership, and the remaining sale proceeds will be distributed to the limited partners of the Partnership in accordance with the distribution procedures established by the Partnership Agreement. The sale of the Yorba Linda System is thus the necessary final step in the Partnership's accomplishment of its investment objectives with respect to the Yorba Linda System.

VOTING PROVISIONS OF THE PARTNERSHIP AGREEMENT

  Section 2.2(k) and Section 3.2(m) of the Partnership Agreement provide that the sale of all or substantially all of the Partnership's assets is subject to the approval of the holders of a majority of the Partnership's limited partnership interests. Because the Yorba Linda System represents all of the Partnership's assets, the proposed sale of the Yorba Linda System to the Purchaser is being submitted for limited partner approval.

                            PROPOSED SALE OF ASSETS

GENERAL

  Pursuant to the terms and conditions of an asset purchase agreement dated August 16, 1996, as amended (the "Purchase and Sale Agreement") by and between the Partnership and the Purchaser, as assignee of Century Communications Corp., the Partnership has agreed to sell the Yorba Linda System to the Purchaser for a sales price of $36,000,000, subject to normal working capital closing adjustments. The Purchaser, Citizens Century Cable Television Venture, is a joint venture of Citizens Cable Company and Century Telecommunications Venture Corp. The Purchaser's principal office is 50 Locust Avenue, New Canaan, Connecticut 06840. The Purchaser is managed by Century Communications Corp., which is engaged in the ownership and operation of cable television systems in California and other states. The Purchaser is not affiliated with either the Partnership or the General Partner. The Partnership has been informed that the Purchaser intends to finance its acquisition of the Yorba Linda System through cash on hand and through borrowings from commercial lending institutions.

THE CLOSING

  The closing of the sale will occur on a date approximately ten business days after all of the closing conditions set forth in the Purchase and Sale Agreement have been satisfied or waived. It is anticipated that the closing will occur on June 30, 1997. Because the closing is conditioned upon, among other things, the approval of the limited partners and the receipt of material third party consents necessary for the transfer of the Yorba Linda System to the Purchaser, there can be no assurance that the proposed sale will occur. If all conditions precedent to the Purchaser's obligation to close are not satisfied or waived by June 30, 1997, the Purchaser's obligations will terminate.

THE YORBA LINDA SYSTEM

  The assets to be acquired by the Purchaser consist primarily of the tangible and intangible assets of the Yorba Linda System. The Yorba Linda System was purchased by the Partnership in April 1992 for an aggregate purchase price of $28,276,415. The Yorba Linda System was purchased using $13,357,000 of limited partner capital contributions to the Partnership and $15,500,000 of borrowings available under the Partnership's credit facility with a commercial bank.

  At the date of acquisition in April 1992, the Yorba Linda System served approximately 14,540 basic subscribers using cable plant passing approximately 20,400 homes. As of December 31, 1996, the Yorba Linda System served approximately 17,170 basic subscribers using cable plant passing approximately 23,300 homes.

  The Purchaser will purchase all of the tangible assets of the Yorba Linda System that are leased or owned by the Partnership and used in the operation of the system, including the system's real estate, vehicles, headend equipment, underground and aboveground cable distribution systems, towers, earth satellite receive stations and furniture and fixtures. The Purchaser also will acquire certain of the intangible assets of the system, including all of the system's franchises necessary for the operation of the system, and all of the system's leases, agreements, permits, licenses and other contracts and contract rights necessary for the operation of the system. Also included in the sale are the subscriber accounts receivable of the system and the system's records, files, schematics, maps, reports, promotional graphics, marketing materials and reports filed with federal, state and local regulatory agencies. The foregoing notwithstanding, certain of the system's assets will be retained by the Partnership, including cash or cash equivalents on hand and in banks, insurance policies, and any federal, state or local income or other tax refunds to which the Partnership may be entitled. Because an affiliate of the Purchaser already has a franchise from the City of Anaheim, the Purchaser has determined that it does not need the Partnership's Anaheim franchise to operate the portion of the Yorba Linda System that serves the community of Anaheim Hills and the Partnership therefore will not transfer the Partnership's Anaheim franchise to the Purchaser.

PURCHASE PRICE

  Subject to the adjustments described below, the purchase price for the Yorba Linda System is $36,000,000. The purchase price will be reduced if at closing the Yorba Linda System has less than the number of basic subscribers represented to the Purchaser in the Purchase and Sale Agreement. The purchase price also will be reduced if the Yorba Linda System's annualized gross revenues as of the closing date are less than the amount represented to the Purchaser in the Purchase and Sale Agreement. In addition, prorations will be made at closing to reflect the principle that all liabilities, expenses and income attributable to the Yorba Linda System for the period on and prior to the closing date are for the account of the Partnership and all liabilities, expenses and income attributable to the Yorba Linda System for the period subsequent to the closing date are for the account of the Purchaser. Items to be prorated will include prepaid assets for which the Purchaser will receive a benefit following the closing, pole rents, franchise fees, taxes, copyright royalty payments, fees and payments under cable service agreements, power and utility fees and deposits, rentals and other payments under leases. Such items will be prorated as of the close of business on the closing date. In addition, the purchaser price will be increased by an amount equal to 95 percent of the Partnership's subscriber accounts receivable relating to the Yorba Linda System and the purchase price will be reduced by an amount equal to the sum of all obligations and liabilities in respect to customers of the Yorba Linda System and any liabilities or other obligations of the Partnership relating to the Yorba Linda System that have matured on or prior to the closing date including, without limitation, accrued taxes, accrued employee vacation pay, severance pay, sick pay and other fringe benefits. Because the determination of the final purchase price relates to the number of subscribers and the annualized gross revenues of the Yorba Linda System as of a date shortly prior to closing and prorations that cannot be calculated until shortly before or after the closing date, the final purchase price will be determined after the voting and revocation period has ended. The General Partner believes that the closing adjustments will neither increase nor decrease the purchase price by a material amount. Please see Note 3 of the Notes to Unaudited Pro Forma Financial Statements for a detailed accounting of the estimated closing adjustments.

CONDITIONS TO CLOSING

  The Purchaser's obligations under the Purchase and Sale Agreement are subject to the following conditions: (a) all material consents to the transaction from third parties shall have been obtained; (b) the Partnership shall have delivered all necessary instruments of transfer in form and substance reasonably satisfactory to the Purchaser; (c) all of the representations and warranties of the Partnership contained in the Purchase and Sale Agreement or in any other document delivered by the Partnership in connection with the sale of the Yorba Linda System shall be true and correct in all material respects, and the Partnership shall have performed and complied in all material respects with all covenants, agreements and conditions required by the Purchase and Sale Agreement to be performed or complied with by it on or prior to the closing date, and the Partnership shall have tendered to the Purchaser a certificate executed by a vice president of the General Partner representing and certifying that the foregoing conditions have been fulfilled; (d) all of the documents required to be delivered by the Partnership under the Purchase and Sale Agreement, including all conveyance documents and instruments delivered by the Partnership in connection with the sale of the Yorba Linda System, shall be in form and substance reasonably acceptable to the Purchaser's counsel; (e) the Partnership shall have tendered to the Purchaser certain legal opinions of the Partnership's counsel; (f) the Partnership shall have tendered all such additional instruments and other documents as shall be reasonably necessary to consummate the sale of the Yorba Linda System; (g) no action or proceeding shall be pending or threatened against the Partnership before any court, governmental or arbitration body seeking to restrain or prohibit or seeking damages or other relief in connection with the Purchase and Sale Agreement or the consummation of the sale of the Yorba Linda System and there shall be no legal proceedings pending or threatened which, either individually or in the aggregate, could materially adversely affect the business, operations or financial condition of the Yorba Linda System; (h) the Partnership and the General Partner shall have executed and delivered to the Purchaser an agreement not to compete with the Purchaser; (i) the Partnership shall have tendered to the Purchaser duly executed satisfactions of any and all liens, pledges, mortgages, security interests or other encumbrances with respect to the assets of the Yorba Linda System; (j) between the date of the Purchase and Sale Agreement and the closing date there shall have been no material adverse change in the Yorba Linda System or its financial condition;
(k) all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have terminated or shall have expired; (l) the downward adjustments to the purchase price as a result of the Partnership failing to meet its representations about the number of subscribers to the Yorba Linda System and/or the annualized gross revenues of the Yorba Linda System shall not be greater than $1,800,000; and (m) any adverse environmental conditions relating to the assets of the Yorba Linda System shall have been remediated, corrected or otherwise addressed to the Purchaser's satisfaction. The General Partner anticipates that each of the foregoing conditions to closing will be satisfied prior to the June 30, 1997 outside closing date.

  The Partnership's obligations under the Purchase and Sale Agreement are subject to the following conditions: (a) all of the representations and warranties of the Purchaser contained in the Purchase and Sale Agreement or in any other document delivered by the Purchaser in connection with the sale of the Yorba Linda System shall be true and correct in all material respects, and the Purchaser shall have performed and complied in all material respects with all covenants, agreements and conditions required by the Purchase and Sale Agreement to be performed or complied with by it prior to or on the closing date, and the Purchaser shall have tendered to the Partnership a certificate executed by an officer of the Purchaser representing and certifying to the fulfillment of the foregoing conditions; (b) the Purchaser shall have delivered to the Partnership an opinion of the Purchaser's legal counsel; (c) the Purchaser shall have delivered to the Partnership the purchase price, as adjusted, and shall have executed and delivered all closing documents required by the Purchase and Sale Agreement; (d) all of the documents of the Purchaser in connection with the transaction shall be in form and substance reasonably acceptable to counsel for the Partnership; (e) no action or proceeding shall be pending or threatened against the Purchaser before any court, governmental or arbitration body seeking to restrain or prohibit or seeking damages or other relief in connection with the Purchase and Sale Agreement or the consummation of the sale of the Yorba Linda System; (f) all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have terminated or shall have expired; (g) the downward adjustments to the purchase price as a result of the Partnership failing to meet its representations about the number of subscribers to the Yorba Linda System and/or the annualized gross revenues of the Yorba Linda System shall not be greater than $1,800,000; and (h) the Partnership shall have obtained the approval of the sale of the Yorba Linda System by the holders of a majority of the limited partnership interests in the Partnership. The General Partner anticipates that each of the foregoing conditions to closing will be satisfied prior to the June 30, 1997 outside closing date.

  All waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, have expired, thereby removing this as a condition to closing. THE CITY OF YORBA LINDA HAS NOT YET APPROVED THE TRANSFER OF THE CABLE TELEVISION FRANCHISE AUTHORIZING THE YORBA LINDA SYSTEM TO SERVE RESIDENTS OF THE CITY OF YORBA LINDA. THIS APPROVAL IS EXPECTED TO BE OBTAINED BY THE END OF JUNE 1997, BUT THERE CAN BE NO ASSURANCE THAT SUCH APPROVAL WILL BE OBTAINED. THE SALE OF THE YORBA LINDA SYSTEM WILL NOT CLOSE IF SUCH APPROVAL IS NOT OBTAINED.

REASONS FOR THE SALE

  The decision to proceed with the sale of the Yorba Linda System at this time was based upon the General Partner's determination that the Partnership has achieved its investment objectives with respect to the Yorba Linda System. The Yorba Linda System has appreciated in value during the holding period. At the time of their investment in the Partnership, the limited partners were informed that "the Partnership's cable systems will be sold, and cash distributions from such sales completed five to seven years following initial acquisition of each cable system by the Partnership; however, the timing of any sales will be dictated by market conditions, and such sales could occur earlier or later than this time frame." In addition, investors were informed that if "in the opinion of the General Partner, market conditions are conducive to the sale of cable television systems, the General Partner will use its best efforts to cause the sale of the Partnership's cable systems commencing on the fifth anniversary of the closing of the offering of interests in the Partnership." The offering of interests in the Partnership closed on June 30, 1992. The General Partner determined, therefore, that now was an appropriate time for the Partnership to sell the Yorba Linda System.

  When investing in the Partnership, by virtue of the provisions of the Partnership Agreement, the limited partners vested in the General Partner the right and the responsibility to determine when the Partnership's investment objectives had been achieved. The Yorba Linda System was acquired because, in the opinion of the General Partner at the time of the Yorba Linda System's acquisition, it had the potential for capital appreciation within a reasonable period of time. It is the General Partner's opinion that during the almost five years that the Yorba Linda System has been held by the Partnership, the Partnership's investment objectives with respect to the Yorba Linda System have been achieved. The General Partner used no specific benchmarks or measurement tools in determining that the Partnership's investment objectives have been achieved. The General Partner conducted a subjective evaluation of a variety of factors including the length of the holding period, the prospect for future growth as compared to the potential risks, the cash on cash return to investors, the after-tax internal rate of return to limited partners and the amount of gain to be recognized on the sale of assets.

  The General Partner generally considered the benefits to the limited partners that might be derived by holding the Yorba Linda System for an additional period of time. The General Partner assumed that the Yorba Linda System probably would continue to appreciate in value and that as a result the Yorba Linda System might be able to be sold for a greater sales price in the future. The General Partner weighed these assumptions against the potential risks to investors from a longer holding period, i.e., the risks that regulatory, technology and/or competitive developments could cause the Yorba Linda System to decline in value, which would result in a lesser sales price in the future. A longer holding period would expose investors to the risk that competition from direct broadcast satellite companies, telephone companies and/or neighboring cable companies could diminish the number of subscribers to the Yorba Linda System's basic and premium services, thereby decreasing the value of the Yorba Linda System. A longer holding period also would expose investors to the risk that changes in the regulations promulgated by the governmental agencies that oversee cable operations could make cable systems a less desirable investment, thereby decreasing the value of the Yorba Linda System. Weighing all of these factors, the General Partner concluded that now rather than later was the time to sell the Yorba Linda System.

RECOMMENDATION OF THE GENERAL PARTNER AND FAIRNESS OF THE PROPOSED SALE OF
ASSETS

  The General Partner believes that the proposed sale of the Yorba Linda System and the distribution of the net proceeds therefrom are fair to all limited partners of the Partnership, and it recommends that the limited partners approve the transaction. In determining the fairness of the proposed transaction, the General Partner considered each of the following factors, all of which had a positive effect on its fairness determination:

    (i) The limited partnership interests are at present illiquid and the cash to be distributed to limited partners as a result of the proposed sale of the Yorba Linda System will provide limited partners with liquidity and with the means to realize the appreciation in the value of the Yorba Linda System;

    (ii) The purchase price represents the fair market value of the Yorba Linda System because the purchase price was determined in an arm's length negotiation between the General Partner, representing the Partnership, and the Purchaser, an unaffiliated cable television system operator;

    (iii) The Partnership has held the Yorba Linda System for five years, the holding period originally anticipated by investors in the Partnership;

    (iv) The conditions and prospects of the cable television industry in which the Partnership is engaged, including the developing threat of competition from DBS services and telephone companies, and the working capital and other financial needs of the Partnership if it were to continue to operate the Yorba Linda System; and

    (v) The terms and conditions of the Purchase and Sale Agreement by and between the Partnership and the Purchaser, including the fact that the purchase price will be paid in cash and the fact that the Purchaser's obligation to close is not contingent upon its ability to obtain financing.

CERTAIN EFFECTS OF THE SALE

  Upon consummation of the sale of the Yorba Linda System, the proceeds of the sale will be used to repay all indebtedness of the Partnership, and then the Partnership will distribute the remaining net sale proceeds to the limited partners pursuant to the terms of the Partnership Agreement. Because limited partners will not receive distributions in an amount equal to 100 percent of the capital initially contributed to the Partnership by the limited partners plus the 8% Return, the General Partner will not receive any of the net proceeds from the Yorba Linda System's sale. Based upon the pro forma financial information as of December 31, 1996, as a result of this distribution, the limited partners of the Partnership, as a group, will receive approximately $22,823,356. The limited partners will be subject to federal income tax on the income resulting from the sale of the Yorba Linda System. See the detailed information below under the caption "Federal Income Tax Consequences."

  After the sale of the Yorba Linda System, the Partnership will be liquidated and dissolved. Neither Colorado law nor the Partnership Agreement afford dissenters' or appraisal rights to limited partners in connection with the proposed sale of the Yorba Linda System. If the proposed transaction is approved by the holders of a majority of limited partnership interests, all limited partners will receive a distribution in accordance with the procedures prescribed by the Partnership Agreement regardless of how or whether they vote on the proposal. It is anticipated that if the proposed transaction is not consummated, the General Partner's current management team will continue to manage the Yorba Linda System on behalf of the Partnership until such time as the Yorba Linda System can be sold.

                        FEDERAL INCOME TAX CONSEQUENCES

  The purpose of the following discussion of the income tax consequences of the proposed transaction is to inform the limited partners of the Partnership of the federal income tax consequences to the Partnership and to its partners arising from the sale of the Yorba Linda System. The tax information included herein was prepared by the tax department of the General Partner. The tax information is taken from tax data compiled by the General Partner in its role as the Partnership's tax administrator and is not based upon the advice or formal opinion of counsel. The tax discussion that follows is merely intended to inform the limited partners of factual information and should not be considered tax advice.

  By the expected date of the Yorba Linda System's sale, the limited partners will have been allocated ordinary taxable losses of approximately $14,866,578 ($751 per $1,000 invested). Application of the passive activity loss rules has limited these deductible losses in prior years and created passive loss carryovers to the year of sale. The gain on sale incorporates all prior losses disallowed under the loss limitations that are presumed deductible in the year of sale.

  The sale of the Yorba Linda System will result in a gain for federal income tax purposes. The amount of this gain allocated to limited partners is approximately $5,413,404. The General Partner estimates that $4,099,043 ($207 per $1,000 invested) of this total gain will be treated as ordinary income. This amount of ordinary income results from the recapture of depreciation on personal property under Section 1245. The General

Partner estimates that the remainder of the gain, or approximately $1,314,361 ($66 per $1,000 invested), will be Section 1231 gain that will generally be treated as long term capital gain by the limited partners.

  Assuming the 31 percent rate applies to ordinary income and a 28 percent rate applies to long term capital gain, as a result of the sale of the Yorba Linda System, a limited partner will be subject to federal income taxes of $83 per $1,000 invested in the Partnership. The taxable income will be recognized in the year of the closing of the sale, which is expected to be 1997.

  The sale of the Yorba Linda System will cause the liquidation of the Partnership, which will result in an additional tax deduction for the limited partners. The final capital account balance reported on the 1997 Schedule K-1 of each limited partner will reflect a positive ending capital account balance that is projected to equal $121 per $1,000 invested. This amount represents partnership syndication costs that may be deducted on the limited partners' tax return as a long term capital loss under Section 731. The deduction of long term capital losses may be limited depending on each partners' specific income tax situation.

  Limited partners who are non-resident aliens or foreign corporations ("foreign persons") are subject to a withholding tax on their share of the Partnership's income from the sale of the Yorba Linda System. The withholding rates are 39.6 percent for individual partners and 35 percent for corporate partners. The tax withheld will be remitted to the Internal Revenue Service and the foreign person will receive a credit on their U.S. tax return for the amount of the tax withheld by the Partnership. The tax withheld will be treated as a distribution to the limited partner.

  The state of California requires that state tax withholding occur on California source income of non-resident partners of the Partnership. The amount of tax withheld is calculated on the current year allocable income without benefit of net operating loss carryforwards. Withholding is not required on tax exempt limited partners. The rate of withholding is 7 percent on all domestic non-resident partner distributions and 9.3 percent on foreign non-resident partner distributions. The withholding process will require affected partners to file non-resident income tax returns in California. Blank forms and instructions will be provided in your annual tax packet by the General Partner to assist in this reporting requirement.

            CERTAIN INFORMATION ABOUT THE PARTNERSHIP, THE GENERAL
                    PARTNER AND THE PURCHASER OF THE SYSTEM

  The principal executive offices of the Partnership and the General Partner are located at 9697 East Mineral Avenue, Englewood, Colorado 80112, and their telephone number is (303) 792-3111. The principal executive offices of the Purchaser are located at 50 Locust Avenue, New Canaan, Connecticut 06840.

  The limited partnership interests of the Partnership are registered pursuant to Section 12(g) of the Exchange Act. As such, the Partnership currently is subject to the informational reporting requirements of the Exchange Act and, in accordance therewith, is obligated to file periodic reports, proxy statements and other information with the Securities and Exchange Commission relating to its business, financial condition and other matters. Reports and other information filed by the Partnership can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. After the net proceeds from the sale of the Yorba Linda System are distributed to the Partnership's limited partners, the Partnership will be liquidated and dissolved. The Partnership's registration and reporting requirements under the Exchange Act will be terminated upon the dissolution of the Partnership.

              USE OF PROCEEDS FROM THE YORBA LINDA SYSTEM'S SALE

  The following is a brief summary of the Partnership's estimated use of the proceeds from the sale of the Yorba Linda System. All of the following selected financial information is based upon amounts as of December 31, 1996 and certain estimates of liabilities at closing. Final results may differ from these estimates. A more detailed discussion of the financial consequences of the sale of the system is set forth below under the caption "Unaudited Pro Forma Financial Information." All limited partners are encouraged to review carefully the unaudited pro forma financial statements and notes thereto.

  If the holders of a majority of limited partnership interests of the Partnership approve the proposed sale of the Yorba Linda System and the transaction is closed, the Partnership will pay all of its indebtedness, and then the Partnership will distribute the net sale proceeds pursuant to the terms of the Partnership Agreement. The estimated uses of the sale proceeds are as follows:

   Contract Sales Price of the Yorba Linda System.................. $ 36,000,000
   Add:Cash on Hand................................................      210,331
   Less:Estimated Net Closing Adjustments..........................     (469,831)
   Repayment of Debt and Accrued Interest..........................  (12,917,144)
                                                                    ------------
        Cash Available for Distribution by the Partnership......... $ 22,823,356
                                                                    ============

  Taking into account the distributions to be made on the sale of the Yorba Linda System, the estimated after-tax internal rate of return on an investment in the Partnership is approximately 1.49 percent.

  Based on financial information available at December 31, 1996, the following table presents the estimated results of the Partnership when it has completed the sale of the Yorba Linda System:

   Dollar Amount Raised...................................... $    19,785,000
   Number of Cable Television Systems Purchased..............             One
   Date of Closing of Offering...............................       June 1992
   Tax and Distribution Data per $1,000 of Limited
    Partnership Capital:
     Federal Income Tax Results
       Ordinary Income (Loss)
       --from operations..................................... $          (732)
       --from recapture...................................... $           959
       Capital Gain (Loss)................................... $           (55)
     Cash Distributions to Investors
       Source (on GAAP basis)
       --investment income................................... $    101 to 209
       --return of capital................................... $         1,000
       Source (on cash basis)
       --sales............................................... $1,101 to 1,209

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION
                       OF JONES GROWTH PARTNERS II L.P.

  The following unaudited pro forma balance sheet assumes that as of December 31, 1996, the Partnership had sold the Yorba Linda System for $36,000,000. The funds available to the Partnership, adjusting for the estimated net closing adjustments of the Yorba Linda System, are expected to total approximately $35,530,169. Such funds will be used to repay all indebtedness of the Partnership and the balance will be distributed pursuant to the terms of the Partnership Agreement. Because the limited partners will not receive distributions totaling the amount initially contributed to the Partnership by the limited partners plus the 8% Return, the General Partner will not receive any of the net sale proceeds.

  The unaudited pro forma balance sheet should be read in conjunction with the appropriate notes to the unaudited pro forma balance sheet.

  ALL OF THE FOLLOWING UNAUDITED PRO FORMA FINANCIAL INFORMATION IS BASED UPON AMOUNTS AS OF DECEMBER 31, 1996 AND CERTAIN ESTIMATES OF LIABILITIES AT CLOSING. FINAL RESULTS MAY DIFFER FROM SUCH INFORMATION.

                         JONES GROWTH PARTNERS II L.P.

                       UNAUDITED PRO FORMA BALANCE SHEET
                               DECEMBER 31, 1996

                                                       PRO FORMA     PRO FORMA
                                         AS REPORTED  ADJUSTMENTS     BALANCE
                                         -----------  ------------  -----------
ASSETS
Cash and Cash Equivalents............... $   210,331  $ 22,613,025  $22,823,356
Trade Receivables, net..................     180,326      (180,326)         --
Investment in Cable Television
 Properties:
  Property, plant and equipment, net....  11,542,507   (11,542,507)         --
  Intangible assets, net................   8,300,830    (8,300,830)         --
                                         -----------  ------------  -----------
    Total investment in cable television
     properties.........................  19,843,337   (19,843,337)         --
Deposits, Prepaid Expenses and Other
 Assets.................................     229,998      (229,998)         --
                                         -----------  ------------  -----------
Total Assets............................ $20,463,992  $  2,359,364  $22,823,356
                                         ===========  ============  ===========
LIABILITIES AND PARTNERS' CAPITAL
 (DEFICIT)
Liabilities:
  Debt.................................. $12,821,077  $(12,821,077) $       --
  Trade Accounts Payable and Accrued
   Liabilities..........................     546,347      (546,347)         --
  Subscriber Prepayments and Deposits...     322,430      (322,430)         --
  Accrued Distribution to Limited
   Partners.............................         --     22,823,356   22,823,356
                                         -----------  ------------  -----------
    Total Liabilities...................  13,689,854     9,133,502   22,823,356
                                         -----------  ------------  -----------
Partners' Capital (Deficit):
  General Partner.......................    (102,065)      102,065          --
  Limited Partners......................   6,876,203    (6,876,203)         --
                                         -----------  ------------  -----------
    Total Partners' Capital (Deficit)...   6,774,138    (6,774,138)         --
                                         -----------  ------------  -----------
  Total Liabilities and Partners'
   Capital (Deficit).................... $20,463,992  $  2,359,364  $22,823,356
                                         ===========  ============  ===========


   The accompanying notes to unaudited pro forma financial statements are an integral part of this unaudited balance sheet.

                         JONES GROWTH PARTNERS II L.P.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                          PRO FORMA   PRO FORMA
                                            AS REPORTED  ADJUSTMENTS   BALANCE
                                            -----------  -----------  ---------
REVENUES................................... $ 7,696,684  $(7,696,684)   $ --
COSTS AND EXPENSES:
  Operating expenses.......................   4,284,935   (4,284,935)     --
  Management fees and allocated overhead
   from
   General Partner.........................     914,068     (914,068)     --
  Depreciation and Amortization............   3,932,348   (3,932,348)     --
                                            -----------  -----------    -----
OPERATING LOSS.............................  (1,434,667)   1,434,667      --
                                            -----------  -----------    -----
OTHER INCOME (EXPENSE):
  Interest expense.........................    (904,667)     904,667      --
  Other, net...............................     (32,259)      32,259      --
                                            -----------  -----------    -----
    Total other income (expense), net......    (936,926)     936,926      --
                                            -----------  -----------    -----
NET LOSS................................... $(2,371,593) $ 2,371,593    $ --
                                            ===========  ===========    =====
NET LOSS PER LIMITED PARTNERSHIP INTEREST.. $   (118.67) $    118.67    $ --
                                            ===========  ===========    =====


   The accompanying notes to unaudited pro forma financial statements are an integral part of this unaudited statement.

                         JONES GROWTH PARTNERS II L.P.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

  1) The following calculations present the sale of the Yorba Linda System and the resulting estimated proceeds expected to be received by the Partnership.

  2) The unaudited pro forma balance sheet assumes that the Partnership had sold the Yorba Linda System for $36,000,000 as of December 31, 1996. The unaudited statements of operations assume that the Partnership had sold the Yorba Linda System for $36,000,000 as of January 1, 1996.

  3) The estimated gain recognized from the sale of the Yorba Linda System and corresponding estimated distribution to limited partners as of December 31, 1996 has been computed as follows:

GAIN ON SALE OF ASSETS:

Contract sales price.............................................  $ 36,000,000
Less: Net book value of investment in cable television properties
      at December 31, 1996.......................................    19,843,337
                                                                   ------------
Gain on sale of assets...........................................  $ 16,156,663
                                                                   ============
DISTRIBUTION TO PARTNERS:
Contract sales price.............................................  $ 36,000,000
Working Capital Adjustment:
Add:Trade receivables, net.......................................       180,326
Prepaid expenses.................................................       122,553
Less:Accrued liabilities.........................................      (450,280)
Subscriber prepayments...........................................      (322,430)
                                                                   ------------
Adjusted cash received...........................................    35,530,169
Less:Outstanding debt to third parties...........................   (12,821,077)
Interest and other accruals......................................       (96,067)
Add:Cash on hand.................................................       210,331
                                                                   ------------
Cash available for distribution..................................  $ 22,823,356
                                                                   ============

                             AVAILABLE INFORMATION

  The Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 is being mailed to the limited partners of the Partnership together with this Proxy Statement.

                          INCORPORATION BY REFERENCE

  The Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 is incorporated by reference in this proxy statement. The Partnership specifically incorporates by reference herein Item 1. Business,
Item 2. Properties, Item 5. Market for the Registrant's Common Stock and Related Security Holder Matters, Item 6. Selected Financial Data, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations, Item 8. Financial Statements and Item 13. Certain Relationships and Related Transactions from its 1996 Annual Report on Form 10-K.

                                   FORM 10-K
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


(Mark One)
[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934 (FEE REQUIRED)
For the fiscal year ended December 31, 1996
                                       OR
[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934 (NO FEE REQUIRED)
For the transition period from  ________ to  ________

Commission file number:  0-19259

                         JONES GROWTH PARTNERS II L.P.
                         -----------------------------
             (Exact name of registrant as specified in its charter)

            Colorado                                         84-1126141
            --------                                         ----------
      State of Organization                                  (IRS Employer
                                                             Identification No.)

P.O. Box 3309, Englewood, Colorado 80155-3309              (303) 792-3111
---------------------------------------------              --------------
(Address of principal executive office and Zip Code  (Registrant's telephone no.
                                                     including area code)

Securities registered pursuant to Section 12(b) of the Act:    None
Securities registered pursuant to Section 12(g) of the Act:    Limited
                                                               Partnership
                                                               Interests

Indicate by check mark whether the registrant, (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

            Yes     x           No
                   ---

State the aggregate market value of the voting stock held by non-affiliates of
the registrant:                       N/A

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K ((S)229.405) is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K
or any amendment to this Form 10-K.     X
                                       ---


                   DOCUMENTS INCORPORATED BY REFERENCE:  None

          Information contained in this Form 10-K Report contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this Form 10-K Report that address activities, events or developments that the Partnership or the General Partner expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements are based upon certain assumptions and are subject to a number of risks and uncertainties. Actual results could differ materially from the results predicted by these forward-looking statements.


                                    PART I.
                                    -------

                               ITEM 1.  BUSINESS
                               -----------------

          THE PARTNERSHIP. Jones Growth Partners II L.P. (the "Partnership") is a Colorado limited partnership that was formed to acquire, own and operate cable television systems in the United States. Jones Spacelink Cable Corporation, a Colorado corporation, is the general partner (the "General Partner") of the Partnership. The General Partner is a wholly-owned subsidiary of Jones Intercable, Inc. ("Intercable"). Intercable is a Colorado corporation engaged in the business of owning and operating cable television systems. The Partnership owns the cable television systems serving Yorba Linda and certain portions of Anaheim Hills, all in the State of California (the "Yorba Linda System"). See Item 2.

          PROPOSED DISPOSITION OF THE YORBA LINDA SYSTEM, On August 16, 1996, the Partnership entered into an asset purchase agreement providing for the sale by the Partnership to an unaffiliated party of substantially all of the assets, property and business of the Partnership relating to the Yorba Linda System. The sales price for the Yorba Linda System is $36,000,000, subject to customary closing adjustments. Closing of this sale is expected to occur during the second quarter of 1997 and is subject to a number of conditions, including the approval of governmental franchising authorities and the approval of the transaction by the holders of a majority of the Partnership's limited partnership interests. If all conditions precedent to the purchaser's obligation to close are not satisfied or waived by June 30, 1997, the purchaser's obligations will terminate. The General Partner, on behalf of the Partnership, is preparing proxy solicitation materials and intends to conduct a vote of the limited partners of the Partnership by mail during the second quarter of 1997.

          Upon the consummation of the proposed sale of the Yorba Linda System, the Partnership will repay the outstanding balance on its credit facility, which totaled $12,790,000 at December 31, 1996, and then the Partnership will distribute the sale proceeds, net of working capital adjustments, to its limited partners of record as of April 30, 1997. Because limited partners will not receive distributions in an amount equal to 100 percent of the capital initially contributed to the Partnership by the limited partners plus an amount equal to 8 percent per annum, cumulative and noncompounded, on an amount equal to their initial capital contributions, the General Partner will not receive any of the proceeds from the Yorba Linda System's sale. As a result of the Yorba Linda System's sale, the limited partners of the Partnership, as a group, will receive approximately $22,823,356. Limited partners will receive from $1,101 to $1,209 for each $1,000 limited partnership interest from the net proceeds of the Yorba Linda System's sale. The specific amount of a limited partner's distribution will be dependent upon a limited partner's date of investment, i.e., because the 8 percent return is calculated from the date of investment, the earlier the date of investment the larger will be the return to an investor. Upon the successful completion of the sale of the Yorba Linda System, which is expected to occur during the second quarter of 1997, the Partnership will be liquidated and dissolved.

          CABLE TELEVISION SERVICES. The Yorba Linda System offers to its subscribers various types of programming, which include basic service, tier service, premium service, pay-per-view programs and packages including several of these services at combined rates.

          Basic cable television service usually consists of signals of all four national television networks, various independent and educational television stations (both VHF and UHF) and certain signals received from satellites.

Basic service also usually includes programs originated locally by the system, which may consist of music, news, weather reports, stock market and financial information and live or videotaped programs of a public service or entertainment nature. FM radio signals are also frequently distributed to subscribers as part of the basic service.

          The Yorba Linda System offers tier services on an optional basis to their subscribers. A tier generally includes most of the cable networks such as Entertainment and Sports Programming Network (ESPN), Cable News Network (CNN), Turner Network Television (TNT), Family Channel, Discovery and others, and the cable television operators buy tier programming from these networks. The Systems also offer a package that includes the basic service channels and the tier services.

          The Yorba Linda System also offers premium services to its subscribers, which consist of feature films, sporting events and other special features that are presented without commercial interruption. The cable television operators buy premium programming from suppliers such as HBO, Showtime, Cinemax or others at a cost based on the number of subscribers the cable operator serves. Premium service programming usually is significantly more expensive than the basic service or tier service programming, and consequently cable operators price premium service separately when sold to subscribers.

          The Yorba Linda System also offers to subscribers pay-per-view programming. Pay-per-view is a service that allows subscribers to receive single programs, frequently consisting of motion pictures that have recently completed their theatrical exhibitions and major sporting events, and to pay for such service on a program-by-program basis.

          REVENUES. Monthly service fees for basic, tier and premium services constitute the major source of revenue for the Yorba Linda System. At December 31, 1996, the Yorba Linda System's monthly basic service rates ranged from $10.00 to $14.50, monthly basic and tier ("basic plus") service rate was $26.50 and monthly premium services ranged from $4.70 to $11.95 per premium service.
In addition, the Partnership earns revenues from the Yorba Linda System's pay-per-view programs and advertising fees. Related charges may include a nonrecurring installation fee that ranges from $10.00 to $35.00; however, from time to time the Yorba Linda System has followed the common industry practice of reducing or waiving the installation fee during promotional periods. Commercial subscribers such as hotels, motels and hospitals are charged a nonrecurring connection fee that usually covers the cost of installation. Except under the terms of certain contracts with commercial subscribers and residential apartment and condominium complexes, the subscribers are free to discontinue the service at any time without penalty. For the year ended December 31, 1996, of the total fees received by the Yorba Linda System, basic service and tier service fees accounted for approximately 67% of total revenues, premium service fees accounted for approximately 12% of total revenues, pay-per-view fees were approximately 6% of total revenues, advertising fees were approximately 2% of total revenues and the remaining 13% of total revenues came principally from equipment rentals, installation fees and program guide sales. The Partnership is dependent upon the timely receipt of service fees to provide for maintenance and replacement of plant and equipment, current operating expenses and other costs of the Yorba Linda System.

          FRANCHISES. The Yorba Linda System is constructed and operated under non-exclusive, fixed-term franchises or other types of operating authorities (referred to collectively herein as "franchises") granted by local governmental authorities. The Yorba Linda System's franchises require that franchise fees generally based on gross revenues of the cable system be paid to the governmental authority that granted the franchise, that certain channels be dedicated to municipal use, that municipal facilities, hospitals and schools be provided cable service free of charge and that any new cable plant be substantially constructed within specific periods.

          The Partnership holds three franchises for the Yorba Linda System. The 1984 Cable Act prohibits franchising authorities from imposing annual franchise fees in excess of 5% of gross revenues and also permits the cable television system operator to seek renegotiation and modification of franchise requirements if warranted by changed circumstances.

          The Partnership has never had a franchise revoked. The Partnership's franchise expiration dates range from August 2001 to August 2004.

          COMPETITION. Cable television systems currently experience competition from several sources.

          Broadcast Television.  Cable television systems have traditionally
          ---------------------
competed with broadcast television, which consists of television signals that the viewer is able to receive directly on his television without charge using an "off-air" antenna. The extent of such competition is dependent in part upon the quality and quantity of signals available by such antenna reception as compared to the services provided by the local cable system. Accordingly, it has generally been less difficult for cable operators to obtain higher penetration rates in rural areas where signals available off-air are limited, than in metropolitan areas where numerous, high quality off-air signals are often available without the aid of cable television systems.

          Traditional Overbuild.  Cable television franchises are not exclusive,
          ---------------------
so that more than one cable television system may be built in the same area (known as an "overbuild"), with potential loss of revenues to the operator of the original cable television system. Intercable has experienced overbuilds in connection with certain systems that it has owned or managed for limited partnerships, and currently there are overbuilds in the systems owned or managed by Intercable. Constructing and developing a cable television system is a capital intensive process, and it is often difficult for a new cable system operator to create a marketing edge over the existing system. Generally, an overbuilder would be required to obtain franchises from the local governmental authorities, although in some instances, the overbuilder could be the local government itself. In any case, an overbuilder would be required to obtain programming contracts from entertainment programmers and, in most cases, would have to build a complete cable system, including headends, trunk lines and drops to individual subscribers homes, throughout the franchise areas.

          DBS.  High-powered direct-to-home satellites have made possible the
          ---
wide-scale delivery of programming to individuals throughout the United States using small roof-top or wall-mounted antennas. Several companies began offering direct broadcast satellite ("DBS") service over the last few years and additional entrants are expected. Companies offering DBS service use video compression technology to increase channel capacity of their systems to 100 or more channels and to provide packages of movies, satellite network and other program services which are competitive to those of cable television systems.
DBS cannot currently offer its subscribers local programming, although at least one future DBS entrant is attempting to offer customers regional delivery of local broadcast signals. In addition to emerging high-powered DBS competition, cable television systems face competition from a major medium-powered satellite distribution provider and several low-powered providers, whose service requires use of much larger home satellite dishes. Not all subscribers terminate cable television service upon acquiring a DBS system. The General Partner has observed that there are DBS subscribers that also elect to subscribe to cable television service in order to obtain the greatest variety of programming on multiple television sets, including local programming not available through DBS service. The ability of DBS service providers to compete successfully with the cable television industry will depend on, among other factors, the ability of DBS providers to overcome certain legal and technical hurdles and the availability of equipment at reasonable prices.

          Telephone.  Federal cross-ownership restrictions historically limited
          ---------
entry by local telephone companies into the cable television business. The 1996 Telecommunications Act (the "1996 Telecom Act") eliminated this cross-ownership restriction, making it possible for companies with considerable resources to overbuild existing cable operators and enter the business. Several telephone companies have begun seeking cable television franchises from local governmental authorities and constructing cable television systems. Ameritech, one of the seven regional Bell Operating Companies ("BOCs"), which provides telephone service in a multi-state region including Illinois, has been the most active BOC in seeking local cable franchises within its service area. It has already begun cable service in Naperville, Illinois and has also obtained franchises for Glen Ellyn and Vernon Hills, Illinois, all of which are currently served by cable systems owned by three partnerships managed by Intercable. Intercable cannot predict at this time the extent of telephone company competition that will emerge to owned or managed cable television systems. The entry of telephone companies as direct competitors, however, is likely to continue over the next several years and could adversely affect the profitability and market value of Intercable's owned and managed systems. The entry of electric utility companies into the cable television business, as now authorized by the 1996 Telecom Act, could have a similar adverse effect.

          Private Cable.  Additional competition is provided by private cable
          -------------
television systems, known as Satellite Master Antenna Television (SMATV), serving multi-unit dwellings such as condominiums, apartment complexes, and private residential communities. These private cable systems may enter into exclusive agreements with apartment owners and homeowners associations, which may preclude operators of franchised systems from serving residents of such private complexes. Private cable systems that do not cross public rights of way are free from the federal, state and local regulatory requirements imposed on franchised cable television operators. In some cases, the Partnership has been unable to provide cable television service to buildings in which private operators have secured exclusive contracts to provide video and telephony services. The Partnership is interested in providing these same services, but expects that the market to install and provide these services in multi-unit buildings will continue to be highly competitive.

          MMDS.  Cable television systems also compete with wireless program
          ----
distribution services such as multichannel, multipoint distribution service ("MMDS") systems, commonly called wireless cable, which are licensed to serve specific areas. MMDS uses low-power microwave frequencies to transmit television programming over-the-air to paying subscribers. The MMDS industry is less capital intensive than the cable television industry, and it is therefore more practical to construct MMDS systems in areas of lower subscriber penetration. Wireless cable systems are now in direct competition with cable television systems in several areas of the country, including the system in Pima County, Arizona owned by Intercable. Telephone companies have recently acquired or invested in wireless companies, and may use MMDS systems to provide services within their service areas in lieu of wired delivery systems. Enthusiasm for MMDS has waned in recent months, however, as Bell Atlantic and NYNEX have suspended their investment in two major MMDS companies. To date, the Partnership has not lost a significant number of subscribers, nor a significant amount of revenue, to MMDS operators competing with the Partnership's cable television systems. A series of actions taken by the FCC, however, including reallocating certain frequencies to the wireless services, are intended to facilitate the development of wireless cable television systems as an alternative means of distributing video programming. The FCC recently held auctions for spectrum that will be used by wireless operators to provide additional channels of programming over larger distances. In addition, an emerging technology, Local Multipoint Distribution services ("LMDS"), could also pose a significant threat to the cable television industry, if and when it becomes established. LMDS, sometimes referred to as cellular television, could have the capability of delivering more than 100 channels of video programming to a subscriber's home. The potential impact, however, of LMDS is difficult to assess due to the newness of the technology and the absence of any current fully operational LMDS systems.

          Cable television systems are also in competition, in various degrees with other communications and entertainment media, including motion pictures and home video cassette recorders.

REGULATION AND LEGISLATION
--------------------------

          The operation of cable television systems is extensively regulated by the FCC, some state governments and most local governments. The new 1996 Telecom Act alters the regulatory structure governing the nation's telecommunications providers. It removes barriers to competition in both the cable television market and the local telephone market. Among other things, it also reduces the scope of cable rate regulation.

          The 1996 Telecom Act requires the FCC to undertake a host of implementing rulemakings, the final outcome of which cannot yet be determined. Moreover, Congress and the FCC have frequently revisited the subject of cable regulation. Future legislative and regulatory changes could adversely affect the Partnership's operations. This section briefly summarizes key laws and regulations affecting the operation of the Partnership's cable systems and does not purport to describe all present, proposed, or possible laws and regulations affecting the Partnership.

          Cable Rate Regulation.  The 1992 Cable Act imposed an extensive rate
          ---------------------
regulation regime on the cable television industry. Under that regime, all cable systems are subject to rate regulation, unless they face "effective competition" in their local franchise area. Federal law now defines "effective competition" on a community-specific basis as requiring either low penetration (less than 30%) by the incumbent cable operator, appreciable penetration (more than 15%) by competing multichannel video providers ("MVPs"), or the presence of a competing MVP affiliated with a local telephone company.

          Although the FCC rules control, local government units (commonly referred to as local franchising authorities or "LFAs") are primarily responsible for administering the regulation of the lowest level of cable -- the basic service tier ("BST"), which typically contains local broadcast stations and public, educational, and government ("PEG") access channels. Before an LFA begins BST rate regulation, it must certify to the FCC that it will follow applicable federal rules, and many LFAs have voluntarily declined to exercise this authority. LFAs also have primary responsibility for regulating cable equipment rates. Under federal law, charges for various types of cable equipment must be unbundled from each other and from monthly charges for programming services. The 1996 Telecom Act allows operators to aggregate costs for broad categories of equipment across geographic and functional lines. This change should facilitate the introduction of new technology.

          The FCC itself directly administers rate regulation of any cable programming service tiers ("CPST"), which typically contain satellite-delivered
programming.   Under the 1996 Telecom Act, the FCC can regulate CPST rates only if an LFA first receives at least two rate complaints from local subscribers and then files a formal complaint with the FCC. When new CPST rate complaints are filed, the FCC now considers only whether the incremental increase is justified and will not reduce the previously established CPST rate.

          Under the FCC's rate regulations, most cable systems were required to reduce their BST and CPST rates in 1993 and 1994, and have since had their rate increases governed by a complicated price cap scheme that allows for the recovery of inflation and certain increased costs, as well as providing some incentive for expanding channel carriage. The FCC has modified its rate adjustment regulations to allow for annual rate increases and to minimize previous problems associated with regulatory lag. Operators also have the opportunity of bypassing this "benchmark" regulatory scheme in favor of traditional "cost-of-service" regulation in cases where the latter methodology appears favorable. Premium cable services offered on a per-channel or per-program basis remain unregulated, as do affirmatively marketed packages consisting entirely of new programming product. Federal law requires that the BST be offered to all cable subscribers, but limits the ability of operators to require purchase of any CPST before purchasing premium services offered on a per-channel or per-program basis.

          The 1996 Telecom Act sunsets FCC regulation of CPST rates for all systems (regardless of size) on March 31, 1999. It also relaxes existing uniform rate requirements by specifying that uniform rate requirements do not apply where the operator faces "effective competition," and by exempting bulk discounts to multiple dwelling units, although complaints about predatory pricing still may be made to the FCC.

          Cable Entry Into Telecommunications.  The 1996 Telecom Act provides
          -----------------------------------
that no state or local laws or regulations may prohibit or have the effect of prohibiting any entity from providing any interstate or intrastate telecommunications service. States are authorized, however, to impose "competitively neutral" requirements regarding universal service, public safety and welfare, service quality, and consumer protection. State and local governments also retain their authority to manage the public rights-of-way and may require reasonable, competitively neutral compensation for management of the public rights-of-way when cable operators provide telecommunications service. The favorable pole attachment rates afforded cable operators under federal law can be gradually increased by utility companies owning the poles (beginning in 2001) if the operator provides telecommunications service, as well as cable service, over its plant.

          Cable entry into telecommunications will be affected by the regulatory landscape now being fashioned by the FCC and state regulators. One critical component of the 1996 Telecom Act to facilitate the entry of new telecommunications providers (including cable operators) is the interconnection obligation imposed on all telecommunications carriers. Review of the FCC's initial interconnection order is now pending before the Eighth Circuit Court of Appeals.

          Telephone Company Entry Into Cable Television.  The 1996 Telecom Act
          ---------------------------------------------
allows telephone companies to compete directly with cable operators by repealing the historic telephone company/cable cross-ownership ban. Local exchange carriers ("LECs"), including the BOCs, can now compete with cable operators both inside and outside their telephone service areas. Because of their resources, LECs could be formidable competitors to traditional cable operators, and certain LECs have begun offering cable service. As described above, Intercable is now witnessing the beginning of LEC competition in a few of its cable communities.

          Under the 1996 Telecom Act, a LEC providing video programming to subscribers will be regulated as a traditional cable operator (subject to local franchising and federal regulatory requirements), unless the LEC elects to provide its programming via an "open video system" ("OVS"). To qualify for OVS status, the LEC must reserve two-thirds of the system's activated channels for unaffiliated entities.

          Although LECs and cable operators can now expand their offerings across traditional service boundaries, the general prohibition remains on LEC buyouts (i.e., any ownership interest exceeding 10 percent) of co-located cable systems, cable operator buyouts of co-located LEC systems, and joint ventures between cable operators and LECs in the same market. The 1996 Telecom Act provides a few limited exceptions to this buyout prohibition, including a carefully circumscribed "rural exemption." The 1996 Telecom Act also provides the FCC with the limited authority to grant waivers of the buyout prohibition (subject to LFA approval).

          Electric Utility Entry Into Telecommunications/Cable Television.  The
          ---------------------------------------------------------------
1996 Telecom Act provides that registered utility holding companies and subsidiaries may provide telecommunications services (including cable television) notwithstanding the Public Utilities Holding Company Act. Electric utilities must establish separate subsidiaries, known as "exempt telecommunications companies" and must apply to the FCC for operating authority. Again, because of their resources, electric utilities could be formidable competitors to traditional cable systems.

          Additional Ownership Restrictions.  The 1996 Telecom Act eliminates
          ---------------------------------
statutory restrictions on broadcast/cable cross-ownership (including broadcast network/cable restrictions), but leaves in place existing FCC regulations prohibiting local cross-ownership between co-located television stations and cable systems. The 1996 Telecom Act also eliminates the three year holding period required under the 1992 Cable Act's "anti-trafficking" provision. The 1996 Telecom Act leaves in place existing restrictions on cable cross-ownership with SMATV and MMDS facilities, but lifts those restrictions where the cable operator is subject to effective competition. In January 1995, however, the FCC adopted regulations which permit cable operators to own and operate SMATV systems within their franchise area, provided that such operation is consistent with local cable franchise requirements.

          Pursuant to the 1992 Cable Act, the FCC adopted rules precluding a cable system from devoting more than 40% of its activated channel capacity to the carriage of affiliated national program services. A companion rule establishing a nationwide ownership cap on any cable operator equal to 30% of all domestic cable subscribers has been stayed pending further judicial review.

          There are no federal restrictions on non-U.S. entities having an ownership interest in cable television systems or the FCC licenses commonly employed by such systems. Section 310(b)(4) of the Communications Act does, however, prohibit foreign ownership of FCC broadcast and telephone licenses, unless the FCC concludes that such foreign ownership is consistent with the public interest. BCI's investment in Intercable could, therefore, adversely affect any plan to acquire FCC broadcast or common carrier licenses. The Partnership, however, does not currently plan to acquire such licenses.

          Must Carry/Retransmission Consent.  The 1992 Cable Act contains
          ---------------------------------
broadcast signal carriage requirements that allow local commercial television broadcast stations to elect once every three years between requiring a cable system to carry the station ("must carry") or negotiating for payments for granting permission to the cable operator to carry the station ("retransmission consent"). Less popular stations typically elect "must carry," and more popular stations typically elect "retransmission consent." Must carry requests can dilute the appeal of a cable system's programming offerings, and retransmission consent demands may require substantial payments or other concessions. Either option has a potentially adverse affect on the Partnership's business. Additionally, cable systems are required to obtain retransmission consent for all "distant" commercial television stations (except for satellite-delivered independent "superstations" such as WTBS). The constitutionality of the must carry requirements has been challenged and is awaiting a decision from the U.S. Supreme Court.

          Access Channels.  LFAs can include franchise provisions requiring
          ---------------
cable operators to set aside certain channels for public, educational and governmental access programming. Federal law also requires cable systems to designate a portion of their channel capacity (up to 15% in some cases) for commercial leased access by unaffiliated third parties. The FCC has adopted rules regulating the terms, conditions and maximum rates a cable operator may charge for use of the designated channel capacity, but use of commercial leased access channels has been relatively limited. The FCC released revised rules in February 1997 which mandate a modest rate reduction and could make commercial leased access a more attractive option to third party programmers.

          Access to Programming.  To spur the development of independent cable
          ---------------------
programmers and competition to incumbent cable operators, the 1992 Cable Act imposed restrictions on the dealings between cable operators and cable programmers. Of special significance from a competitive business posture, the 1992 Cable Act precludes video programmers affiliated with cable companies from favoring cable operators over competitors and requires such programmers to sell their programming to other multichannel video distributors. This provision limits the ability of vertically integrated cable programmers to offer exclusive programming arrangements to cable companies.

          Other FCC Regulations.  In addition to the FCC regulations noted
          ---------------------
above, there are other FCC regulations covering such areas as equal employment opportunity, subscriber privacy, programming practices (including, among other things, syndicated program exclusivity, network program nonduplication, local sports blackouts, indecent programming, lottery programming, political programming, sponsorship identification, and children's programming advertisements), registration of cable systems and facilities licensing, maintenance of various records and public inspection files, frequency usage, lockbox availability, antenna structure notification, tower marking and lighting, consumer protection and customer service standards, technical standards, and consumer electronics equipment compatibility. The FCC is expected to impose new Emergency Alert System requirements on cable operators this year. The FCC has the authority to enforce its regulations through the imposition of substantial fines, the issuance of cease and desist orders and/or the imposition of other administrative sanctions, such as the revocation of FCC licenses needed to operate certain transmission facilities used in connection with cable operations.

          Two pending FCC proceedings of particular competitive concern involve inside wiring and navigational devices. The former rulemaking is considering ownership of cable wiring located inside multiple dwelling unit complexes. If the FCC concludes that such wiring belongs to, or can be unilaterally acquired by the complex owner, it will become easier for complex owners to terminate service from the incumbent cable operator in favor of a new entrant. The latter rulemaking is considering whether cable customers must be allowed to purchase cable converters from third party vendors. If the FCC concludes that such distribution is required, and does not make appropriate allowances for signal piracy concerns, it may become more difficult for cable operators to combat theft of service.

          Copyright.  Cable television systems are subject to federal copyright
          ---------
licensing covering carriage of television and radio broadcast signals. In exchange for filing certain reports and contributing a percentage of their revenues to a federal copyright royalty pool (that varies depending on the size of the system and the number of distant broadcast television signals carried), cable operators can obtain blanket permission to retransmit copyrighted material on broadcast signals. The possible modification or elimination of this compulsory copyright license is the subject of continuing legislative review and could adversely affect the Partnership's ability to obtain desired broadcast programming. In addition, the cable industry pays music licensing fees to BMI and is negotiating a similar arrangement with ASCAP. Copyright clearances for nonbroadcast programming services are arranged through private negotiations.

          State and Local Regulation.  Cable television systems generally are
          --------------------------
operated pursuant to nonexclusive franchises granted by a municipality or other state or local government entity in order to cross public rights-of-way.
Federal law now prohibits franchise authorities from granting exclusive
franchises or from unreasonably refusing to award additional franchises.   Cable
franchises generally are granted for fixed terms and in many cases include monetary penalties for non-compliance and may be terminable if the franchisee fails to comply with material provisions.

          The terms and conditions of franchises vary materially from jurisdiction to jurisdiction. Each franchise generally contains provisions governing cable operations, service rates, franchise fees, system construction and maintenance obligations, system channel capacity, design and technical performance, customer service standards, and indemnification protections. A number of states subject cable television systems to the jurisdiction of centralized state governmental agencies, some of which impose regulation of a character similar to that of a public utility. Although LFAs have considerable discretion in establishing franchise terms, there are certain federal limitations. For example, LFAs cannot insist on franchise fees exceeding 5% of the system's gross revenues, cannot dictate the particular technology used by the system, and cannot specify video programming other than identifying broad categories of programming.

          Federal law contains renewal procedures designed to protect incumbent franchisees against arbitrary denials of renewal. Even if a franchise is renewed, the franchise authority may seek to impose new and more onerous requirements such as significant upgrades in facilities and services or increased franchise fees as a condition of renewal. Similarly, if a franchise authority's consent is required for the purchase or sale of a cable system or franchise, such authority may attempt to impose more burdensome or onerous franchise requirements in connection with a request for consent. Historically, franchises have been renewed for cable operators that have provided satisfactory services and have complied with the terms of their franchises.

          GENERAL. The Partnership's business consists of providing cable television services to a large number of customers, the loss of any one of which would have no material effect on the Partnership's business. The Yorba Linda System has had some subscribers who later terminated the service. Terminations occur primarily because people move to another home or to another city. In other cases, people terminate on a seasonal basis or because they no longer can afford or are dissatisfied with the service. The amount of past due accounts in the Yorba Linda System is not significant. The Partnership's policy with regard to past due accounts is basically one of disconnecting service before a past due account becomes material.

          The Partnership does not depend to any material extent on the availability of raw materials; it carries no significant amounts of inventory and it has no material backlog of customer orders. The Partnership does not have any employees because all properties are managed by employees of Intercable. Intercable has engaged in research and development activities relating to the provision of new services but the amount of the Partnership's funds expended for such research and development has never been material.

          Compliance with federal, state and local provisions that have been enacted or adopted regulating the discharge of materials into the environment or otherwise relating to the protection of the environment has had no material effect upon the capital expenditures, earnings or competitive position of the Partnership.

                              ITEM 2.  PROPERTIES
                              -------------------

          The Partnership acquired the Yorba Linda System in April 1992. The following sets forth (i) the monthly basic plus service rates charged to subscribers and (ii) the number of basic subscribers and pay units for the Yorba Linda System. The monthly basic service rates set forth herein represent, with respect to systems with multiple headends, the basic service rate charged to the majority of the subscribers within the Yorba Linda System. In cable television systems, basic subscribers can subscribe to more than one pay TV service. Thus, the total number of pay services subscribed to by basic subscribers are called pay units. As of December 31, 1996, the Yorba Linda System operated cable plant passing approximately 23,300 homes, with an approximate 73% penetration rate. Figures for numbers of subscribers, miles of cable plant and homes passed are compiled from the General Partner's records and may be subject to adjustments.

                                                At December 31,
                                           -------------------------
YORBA LINDA SYSTEM                          1996      1995     1994
------------------                         -------   -------  -------
Monthly basic plus service rate            $ 26.50  $ 24.77  $ 22.25
Basic subscribers                           17,173   16,611   15,961
Pay units                                   10,960   10,295    9,414


                           ITEM 3.  LEGAL PROCEEDINGS
                           --------------------------

          None.


          ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
          ------------------------------------------------------------

          None.


                                    PART II.
                                    --------

               ITEM 5.  MARKET FOR THE REGISTRANT'S COMMON STOCK
               -------------------------------------------------
                      AND RELATED SECURITY HOLDER MATTERS
                      -----------------------------------

          While the Partnership's interests are publicly held, there is no established public market for the interests, and it is not expected that such a market will develop in the future. As of February 14, 1997, the number of equity security holders in the Partnership was 2,300.

ITEM 6. SELECTED FINANCIAL DATA
-------------------------------

                                                         For the Year Ended December 31,
                                       --------------------------------------------------------------------
                                           1996          1995          1994          1993          1992
                                       ------------  ------------  ------------  ------------  ------------
Revenues                               $ 7,696,684   $ 6,903,528   $ 6,345,871   $ 6,198,092   $ 4,293,195
Depreciation and Amortization            3,932,348     3,652,676     3,444,027     3,287,050     2,122,103
Operating Loss                          (1,434,667)   (1,594,133)   (1,538,783)   (1,316,141)     (686,403)
Net Loss                                (2,371,593)   (2,553,640)   (2,264,142)   (1,912,873)   (1,089,275)
Net Income (Loss) per Limited
  Partnership Unit                         (118.67)      (127.78)      (113.29)       (95.72)       (62.24)
Weighted Average Number of
  Limited Partner Units
  Outstanding                               19,785        19,785        19,785        19,785        17,309
General Partner's Capital (Deficit)       (102,065)      (78,349)      (52,813)      (30,172)      (11,043)
Limited Partners' Capital                6,876,203     9,224,080    11,752,184    13,993,685    15,887,429
Total Assets                            20,463,992    22,683,846    23,964,837    26,502,620    27,812,155
Credit Facility and Other Debt          12,821,077    12,754,960    11,247,350    11,547,919    10,516,485
General Partner Advances                         -             -        71,270             -       141,435

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
-------------------------------------------------------------------------------
OF OPERATIONS
-------------

     The following discussion of Jones Growth Partners II L.P.'s (the "Partnership") financial condition and results of operations contains, in addition to historical information, forward-looking statements that are based upon certain assumptions and are subject to a number of risks and uncertainties. The Partnership's actual results may differ significantly from the results predicted in such forward-looking statements.

FINANCIAL CONDITION
-------------------

     On August 16, 1996, the Partnership entered into an asset purchase agreement providing for the sale of the Yorba Linda System by the Partnership to an unaffiliated party for a sales price of $36,000,000, subject to normal working capital adjustments. Closing of this sale is subject to a number of conditions, including the approval of governmental franchising authorities and the approval of the transaction by the holders of a majority of the Partnership's limited partnership interests. The General Partner, on behalf of the Partnership, is preparing proxy solicitation materials and intends to conduct a vote of the limited partners of the Partnership by mail in the second quarter of 1997. Upon the consummation of the proposed sale of the Yorba Linda System, the Partnership will repay the outstanding balance on its credit facility, which totaled $12,790,000 at December 31, 1996, and then the Partnership will distribute the sale proceeds, net of working capital adjustments, to its limited partners. Because limited partners will not receive distributions in an amount equal to 100 percent of the capital initially contributed to the Partnership by the limited partners plus an amount equal to 8 percent per annum, cumulative and noncompounded, on an amount equal to their initial capital contributions, the General Partner will not receive any of the net proceeds from the Yorba Linda System's sale. As a result of the Yorba Linda System's sale, the limited partners of the Partnership, as a group, will receive approximately $22,823,356. Limited partners will receive from $1,101 to $1,209 for each $1,000 limited partnership interest from the net proceeds of the Yorba Linda System's sale. The specific amount of a limited partner's distribution will be dependent upon a limited partner's date of investment. Upon the successful completion of the sale of the Yorba Linda System, which is expected to occur during the second quarter of 1997, the Partnership will be liquidated and dissolved.

     For the year ended December 31, 1996, the Partnership generated net cash from operating activities totaling $1,778,948 which is available to fund capital expenditures and non-operating costs. The Partnership's capital expenditures for 1996 totaled approximately $1,700,000. Approximately 34 percent of these expenditures was for the construction of service drops to subscribers homes. Approximately 22 percent of these expenditures was for the purchase of converters and approximately 18 percent of these expenditures was for new plant construction. The remainder of the capital expenditures was for various enhancements in the Yorba Linda System. Such expenditures were funded from cash from operations and borrowings under the Partnership's credit facility. Capital expenditures for 1997 are expected to be approximately $1,600,000 and will be financed principally from cash flow from operations and, if necessary and in its discretion, advances from the General Partner borrowings under the Partnership's credit facility. As a result of the pending sale of the Yorba Linda System, as discussed above, capital expenditures for 1997 will be only for various enhancements necessary to maintain the value of the Yorba Linda System until it is sold. Depending upon the timing of the closing of the sale of the Yorba Linda System, the Partnership likely will make only the portion of budgeted capital expenditures scheduled to be made during the Partnership's continued ownership of the Yorba Linda System.

     As of December 31, 1996, $12,790,000 was outstanding under the Partnership's $13,000,000 credit facility. At December 31, 1996, the revolving credit facility's outstanding principal balance converted to a term loan, payable in quarterly installments with a final maturity date of December 31, 2002. Payments due in 1997 total $639,500 and will be funded primarily from cash generated from operations. The loan will be repaid in full upon the sale of the Yorba Linda System. Generally, the interest on the outstanding principal balance is at the Partnership's option of the Prime rate plus 1/4 percent to 1/2 percent or the London Interbank Offered Rate plus 1-1/4 percent to 1-1/2 percent, depending upon the ratio of the Partnership debt to operating cash flow. The effective interest rates on amounts outstanding as of December 31, 1996 and 1995 were 6.75 percent and 7.45 percent, respectively.

     The Partnership will rely on cash on hand, cash flow from operations and, if necessary, and in its discretion, advances from the General Partner to fund capital expenditures and other liquidity needs of the Partnership until the Yorba Linda System is sold.

RESULTS OF OPERATIONS
---------------------

1996 Compared to 1995-

     Revenues of the Partnership increased $793,156, or approximately 11 percent, to $7,696,684 in 1996 compared to $6,903,528 for the comparable 1995 period. The increase in revenues was primarily due to basic service rate increases and an increase in the number of basic subscribers. Basic service rate increases accounted for approximately 35 percent of the increase in revenues and an increase in the number of basic subscribers accounted for approximately 21 percent of the increase in revenues for the year ended December 31, 1996. The number of basic subscribers increased 562, or approximately 3 percent, to 17,173 subscribers at year end December 31, 1996 from 16,611 subscribers at year end December 31, 1995. An increase in converter and cable remote rental revenues accounted for approximately 19 percent of the increase in revenues. No other individual factor was significant to the increase in revenues.

     Operating expenses consist primarily of costs associated with the operation and administration of the Partnership's cable television system. The principal cost components are salaries paid to system personnel, programming expenses, professional fees, subscriber billing costs, rent for leased facilities, cable system maintenance expenses and marketing expenses.

     Operating expenses increased $276,768, or approximately 7 percent, to $4,284,935 in 1996 from $4,008,167 in 1995. Operating expenses represented approximately 56 percent and 58 percent of revenues in 1996 and 1995, respectively. The increase in operating expenses was primarily due to increases in programming costs which were due, in part, to the increases in subscribers. No other individual factor significantly affected the increase in operating expense.

     Management fees to the General Partner and allocated administrative costs from Jones Intercable, Inc. ("Intercable") increased $77,250, or approximately 9 percent, to $914,068 in 1996 from $836,818 in 1995. This increase was primarily a result of the increase in revenues, upon which such management fees and allocated administrative costs are based.

     Depreciation and amortization expense increased $279,672, or approximately 8 percent, to $3,932,348 in 1996 from $3,652,676 in 1995. This increase in depreciation and amortization expense was attributable to additions to the Partnership's depreciable asset base.

     Operating loss decreased $159,466, or approximately 10 percent, to $1,434,667 in 1996 from $1,594,133 in 1995. This decrease was due to the increase in revenues exceeding the increases in operating expenses, management fees to the General Partner and allocated administrative expenses from Intercable and depreciation and amortization expense.

     The cable television industry generally measures the financial performance of a cable television system in terms of operating income before depreciation and amortization. This measure is not intended to be a substitute or improvement upon the items disclosed on the financial statements, rather it is included because it is an industry standard. Operating income before depreciation and amortization increased $439,138, or approximately 21 percent, to $2,497,681 in 1996 from $2,058,543 in 1995. The increase was due to the increases in revenues exceeding the increase in operating expenses and management fees to the General Partner and allocated administrative expenses from Intercable.

     Interest expense decreased $54,617, or approximately 6 percent, to $904,667 in 1996 from $959,284 in 1995. The decrease was primarily due to lower effective interest rates on outstanding obligations during 1996.

     Net loss decreased $182,047, or approximately 7 percent, to $2,371,593 in 1996 from $2,553,640 in 1995. The decrease was a result of the factors discussed above.

1995 Compared to 1994-

     Revenues of the Partnership increased $557,657, or approximately 9 percent, to $6,903,528 in 1995 compared to $6,345,871 in 1994. Increases in equipment rental revenue accounted for approximately 30 percent of the increase in revenues. The number of basic subscribers increased to 16,611 at December 31, 1995, compared to 15,961 at December 31, 1994, an increase of 650 basic subscribers, or approximately 4 percent. This increase in basic subscribers accounted for approximately 28 percent of the increase in revenues. Basic service rate increases accounted for approximately 21 percent of the increase in revenues. No other individual factor was significant to the increase in revenues.

     Operating expenses increased $370,068, or approximately 10 percent, to $4,008,167 in 1995 from $3,638,099 in 1994. Operating expenses represented approximately 58 percent and 57 percent of revenues in 1995 and 1994, respectively. The increase in operating expenses was primarily due to increases in programming costs which were due, in part, to the increases in subscribers. No other individual factor significantly affected the increase in operating expense.

     Management fees to the General Partner and allocated administrative costs from Intercable increased $34,290, or approximately 4 percent, to $836,818 in 1995 from $802,528 in 1994. This increase was primarily the result of increases in revenues upon which such management fees are based.

     Depreciation and amortization expense increased $208,649, or approximately 6 percent, to $3,652,676 in 1995 from $3,444,027 in 1994. This increase in depreciation and amortization expense was attributable to additions to the Partnership's depreciable asset base.

     Operating loss increased $55,350, or approximately 4 percent, to $1,594,133 in 1995 from $1,538,783 in 1994. This increase was due to the increases in operating expenses, management fees to the General Partner and allocated administrative expenses from Intercable and depreciation and amortization exceeding the increase in revenues.

     Operating income before depreciation and amortization increased $153,299, or approximately 8 percent, to $2,058,543 in 1995 from $1,905,244 in 1994. The increase was due to the increases in revenues exceeding the increase in operating expenses and management fees to the General Partner and allocated administrative expenses from Intercable.

     Interest expense increased $239,372, or approximately 33 percent, to $959,284 in 1995 from $719,912 in 1994. The increase was primarily due to higher outstanding balances on interest bearing obligations during 1995.

     Net loss increased $289,498, or approximately 13 percent, to $2,553,640 in 1995 from $2,264,142 in 1994. The increase was a result of the factors discussed above.

Item 8.  Financial Statements
-----------------------------

                         JONES GROWTH PARTNERS II L.P.
                         -----------------------------

                             FINANCIAL STATEMENTS
                             --------------------

                       AS OF DECEMBER 31, 1996 AND 1995
                       --------------------------------

           AND FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
           --------------------------------------------------------


                                     INDEX
                                     -----


Report of Independent Public Accountants               15

Balance Sheets                                         16

Statements of Operations                               18

Statements of Partners' Capital (Deficit)              19

Statements of Cash Flows                               20

Notes to Financial Statements                          21

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   ----------------------------------------



To the Partners of Jones Growth Partners II L.P.:

We have audited the accompanying balance sheets of Jones Growth Partners II L.P. (a Colorado limited partnership) as of December 31, 1996 and 1995, and the related statements of operations, partners' capital (deficit) and cash flows for the three years in the period ended December 31, 1996. These financial statements are the responsibility of the General Partner's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jones Growth Partners II L.P. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.





                                     ARTHUR ANDERSEN LLP


Denver, Colorado,
March 7, 1997.

                         JONES GROWTH PARTNERS II L.P.
                         -----------------------------
                            (A Limited Partnership)

                                BALANCE SHEETS
                                --------------

                                                                December 31,
                                                         --------------------------
                  ASSETS (Note 1)                            1996          1995
                  ------                                 ------------  ------------
CASH                                                     $   210,331   $    60,263

TRADE RECEIVABLES, less allowance
  for doubtful receivables of $32,132 and $27,667 at
  December 31, 1996 and 1995, respectively                   180,326       235,967

INVESTMENT IN CABLE TELEVISION PROPERTIES:
  Property, plant and equipment, at cost                  18,203,037    16,508,040
  Less - accumulated depreciation                         (6,660,530)   (4,705,821)
                                                         -----------   -----------
                                                          11,542,507    11,802,219

  Franchise costs and other intangible assets, net of
    accumulated amortization of $9,587,058 and
    $7,651,621 at December 31, 1996 and 1995,
    respectively                                           8,300,830    10,236,267
                                                         -----------   -----------

      Total investment in cable television properties     19,843,337    22,038,486

DEBT PLACEMENT COSTS, net of accumulated
    amortization of $175,960 and $138,588 at
    December 31, 1996 and 1995, respectively                 107,445       144,817

DEPOSITS, PREPAID EXPENSES AND OTHER                         122,553       204,313
                                                         -----------   -----------

      Total assets                                       $20,463,992   $22,683,846
                                                         ===========   ===========

                The accompanying notes to financial statements
                 are an integral part of these balance sheets.

                         JONES GROWTH PARTNERS II L.P.
                         -----------------------------
                            (A Limited Partnership)

                                BALANCE SHEETS
                                --------------

                                                                    December 31,
                                                            --------------------------
  LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)                   1996          1995
  -------------------------------------------               ------------  ------------
LIABILITIES:
  Credit facility and other debt                            $12,821,077   $12,754,960
  Trade accounts payable and accrued liabilities                546,347       489,853
  Subscriber prepayments and deposits                           322,430       293,302
                                                            -----------   -----------

       Total liabilities                                     13,689,854    13,538,115
                                                            -----------   -----------

COMMITMENTS AND CONTINGENCIES (NOTE 7)

PARTNERS' CAPITAL (DEFICIT):
  General Partner-
    Contributed capital                                           1,000         1,000
    Accumulated deficit                                        (103,065)      (79,349)
                                                            -----------   -----------

                                                               (102,065)      (78,349)
                                                            -----------   -----------

  Limited Partners-
    Contributed capital, net of related
      commissions, syndication costs and
      interest distribution (19,785 units outstanding
      at December 31, 1996 and 1995, respectively)           16,746,882    16,746,882
    Accumulated deficit                                      (9,870,679)   (7,522,802)
                                                            -----------   -----------

                                                              6,876,203     9,224,080
                                                            -----------   -----------

       Total partners' capital (deficit)                      6,774,138     9,145,731
                                                            -----------   -----------

       Total liabilities and partners' capital (deficit)    $20,463,992   $22,683,846
                                                            ===========   ===========

                The accompanying notes to financial statements
                 are an integral part of these balance sheets.

                         JONES GROWTH PARTNERS II L.P.
                         -----------------------------
                            (A Limited Partnership)

                           STATEMENTS OF OPERATIONS
                           ------------------------

                                                          For the Year Ended
                                                             December 31,
                                               ---------------------------------------
                                                   1996          1995         1994
                                               -----------   -----------   -----------
REVENUES                                       $ 7,696,684   $ 6,903,528   $ 6,345,871

COSTS AND EXPENSES:
  Operating expenses                             4,284,935     4,008,167     3,638,099
  Management fees to the General Partner
    and allocated administrative costs from
    Jones Intercable, Inc.                         914,068       836,818       802,528
  Depreciation and amortization                  3,932,348     3,652,676     3,444,027
                                               -----------   -----------   -----------

OPERATING LOSS                                  (1,434,667)   (1,594,133)   (1,538,783)

OTHER INCOME (EXPENSE):
  Interest expense                                (904,667)     (959,284)     (719,912)
  Other, net                                       (32,259)         (223)       (5,447)
                                               -----------   -----------   -----------

NET LOSS                                       $(2,371,593)  $(2,553,640)  $(2,264,142)
                                               ===========   ===========   ===========

ALLOCATION OF NET LOSS:
  General Partner                              $   (23,716)  $   (25,536)  $   (22,641)
                                               ===========   ===========   ===========

  Limited Partners                             $(2,347,877)  $(2,528,104)  $(2,241,501)
                                               ===========   ===========   ===========

NET LOSS PER LIMITED
     PARTNERSHIP UNIT                          $   (118.67)  $   (127.78)  $   (113.29)
                                               ===========   ===========   ===========

WEIGHTED AVERAGE NUMBER OF LIMITED
  PARTNERSHIP UNITS OUTSTANDING                     19,785        19,785        19,785
                                               ===========   ===========   ===========

                The accompanying notes to financial statements
                   are an integral part of these statements.

                         JONES GROWTH PARTNERS II L.P.
                         -----------------------------
                            (A Limited Partnership)

                   STATEMENTS OF PARTNERS' CAPITAL (DEFICIT)
                   -----------------------------------------

                                         For the Year Ended
                                             December 31,
                               ---------------------------------------
                                   1996          1995          1994
                               -----------   -----------   -----------
GENERAL PARTNER:
 Balance, beginning of year    $   (78,349)  $   (52,813)  $   (30,172)
 Net loss for the year             (23,716)      (25,536)      (22,641)
                               -----------   -----------   -----------

 Balance, end of year          $  (102,065)  $   (78,349)  $   (52,813)
                               ===========   ===========   ===========

LIMITED PARTNERS:
 Balance, beginning of year    $ 9,224,080   $11,752,184   $13,993,685
 Net loss for the year          (2,347,877)   (2,528,104)   (2,241,501)
                               -----------   -----------   -----------

 Balance, end of year          $ 6,876,203   $ 9,224,080   $11,752,184
                               ===========   ===========   ===========

                The accompanying notes to financial statements
                   are an integral part of these statements.

                         JONES GROWTH PARTNERS II L.P.
                         -----------------------------
                            (A Limited Partnership)

                           STATEMENTS OF CASH FLOWS
                           ------------------------

                                                                                      For the Year Ended
                                                                                         December 31,
                                                                           ----------------------------------------
                                                                               1996          1995          1994
                                                                           ------------  ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                 $(2,371,593)  $(2,553,640)  $(2,264,142)
  Adjustments to reconcile net loss
     to net cash provided by operating activities:
      Depreciation and amortization                                          3,932,348     3,652,676     3,444,027
      Amortization of interest rate protection contract                              -        22,628        22,636
      Decrease (increase) in trade accounts receivable                          55,641       102,924      (254,379)
      Decrease (increase) in deposits, prepaid expenses and other               76,930        (1,451)      (44,324)
      Increase (decrease) in trade accounts payable and accrued
         liabilities and subscriber prepayments and deposits                    85,622      (163,691)      (44,342)
      Increase (decrease) in advances from General Partner                           -       (71,270)       71,270
                                                                           -----------   -----------   -----------

                    Net cash provided by operating activities                1,778,948       988,176       930,746
                                                                           -----------   -----------   -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of plant and equipment, net                                      (1,694,997)   (2,496,654)   (1,326,316)
                                                                           -----------   -----------   -----------

                    Net cash used in investing activities                   (1,694,997)   (2,496,654)   (1,326,316)
                                                                           -----------   -----------   -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from borrowings                                                     199,517     2,196,455        55,108
  Repayment of borrowings                                                     (133,400)     (688,845)     (355,677)
                                                                           -----------   -----------   -----------

                    Net cash provided by (used in) financing activities         66,117     1,507,610      (300,569)
                                                                           -----------   -----------   -----------

INCREASE (DECREASE) IN CASH                                                    150,068          (868)     (696,139)

CASH AT BEGINNING OF YEAR                                                       60,263        61,131       757,270
                                                                           -----------   -----------   -----------

CASH AT END OF YEAR                                                        $   210,331   $    60,263   $    61,131
                                                                           ===========   ===========   ===========

SUPPLEMENTAL CASH FLOW DISCLOSURE:
  Interest paid                                                            $   953,526   $   927,817   $   675,892
                                                                           ===========   ===========   ===========

                The accompanying notes to financial statements
                   are an integral part of these statements.

                         JONES GROWTH PARTNERS II L.P.
                         -----------------------------
                            (A Limited Partnership)

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

(1)  ORGANIZATION AND PARTNERS' INTERESTS:
     ------------------------------------

     Formation and Business
     ----------------------

     Jones Growth Partners II L.P. (the "Partnership"), a Colorado limited partnership, was formed on March 27, 1991, pursuant to a public offering of limited partnership interests sponsored by Jones Spacelink Cable Corporation (the "General Partner"). The Partnership was formed to acquire, construct, develop and operate cable television systems. The General Partner is a wholly owned subsidiary of Jones Intercable, Inc. ("Intercable"), a Colorado corporation. The General Partner and certain of its affiliates also own and operate cable television systems for their own account and for the account of other managed limited partnerships.

     Contributed Capital
     -------------------

     The capitalization of the Partnership is set forth in the accompanying statements of partners' capital (deficit). No limited partner is obligated to make any additional contributions to Partnership capital. The General Partner purchased its general partner interest in the Partnership by contributing $1,000 to Partnership capital.

     Cable Television System Acquisition
     -----------------------------------

     On April 17, 1992, the Partnership purchased the cable television system serving the areas in and around the communities of Yorba Linda, certain portions of Anaheim Hills, and certain portions of unincorporated Orange County, all in the State of California (the "Yorba Linda System").

     All profits and losses of the Partnership are allocated 99 percent to the limited partners and 1 percent to the General Partner, except for income or gain from the sale or disposition of cable television properties, which will be allocated to the partners based upon the formula set forth in the Partnership's agreement and interest income earned prior to the first acquisition by the Partnership of a cable television system, which was allocated 100 percent to the limited partners.

     Cable Television System Sale
     ----------------------------

     On August 16, 1996, the Partnership entered into an asset purchase agreement providing for the sale of the Yorba Linda System by the Partnership to an unaffiliated party for a sales price of $36,000,000, subject to normal working capital adjustments. Closing of this sale is subject to a number of conditions, including the approval of governmental franchising authorities and the approval of the transaction by the holders of a majority of the Partnership's limited partnership interests. The General Partner, on behalf of the Partnership, is preparing proxy solicitation materials and intends to conduct a vote of the limited partners of the Partnership by mail in the second quarter of 1997. Upon the consummation of the proposed sale of the Yorba Linda System, the Partnership will repay the outstanding balance on its credit facility, which totaled $12,790,000 at December 31, 1996, and then the Partnership will distribute the sale proceeds, net of working capital adjustments, to its limited partners. Because limited partners will not receive distributions in an amount equal to 100 percent of the capital initially contributed to the Partnership by the limited partners plus an amount equal to 8 percent per annum, cumulative and noncompounded, on an amount equal to their initial capital contributions, the General Partner will not receive any of the net proceeds from the Yorba Linda System's sale. As a result of the Yorba Linda System's sale, the limited partners of the Partnership, as a group, will receive approximately $22,823,356. Limited partners will receive from $1,101 to $1,209 for each $1,000 limited partnership interest from the net proceeds of the Yorba Linda System's sale. The specific amount of a limited partner's distribution will be dependent upon a limited partner's date of investment. Upon the successful completion of the sale of the Yorba Linda System, which is expected to occur during the second quarter of 1997, the Partnership will be liquidated and dissolved.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
     ------------------------------------------

     Accounting Records
     ------------------

     The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. The Partnership's tax returns are also prepared on the accrual basis.

     The preparation of financial statements in conformity with generally accepted accounting principles requires the General Partner's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and Cash Equivalents
     -------------------------

     Cash and cash equivalents include cash on hand, amounts held in banks and highly liquid investments with a maturity at purchase of three months or less.

     Property, Plant and Equipment
     -----------------------------

     Depreciation of property, plant and equipment is provided using the straight-line method over the following estimated service lives:

               Cable distribution systems         5 - 15  years
               Equipment and tools                     5  years
               Office furniture and equipment          5  years
               Buildings                         10 - 20  years
               Vehicles                                3  years

     Replacements, renewals and improvements are capitalized and maintenance and repairs are charged to expense as incurred.

     Property, plant and equipment and the corresponding accumulated depreciation are written off as certain assets become fully depreciated and are no longer in service.

     Allocation of Cost of Purchased Cable Television Systems
     --------------------------------------------------------

     Based on an independent appraisal, the Partnership allocated the total purchase price of the Yorba Linda System acquired as follows: first, to the fair value of net tangible assets acquired; second, to franchise costs in an amount equal to the estimated value of franchise agreements; third, to subscriber lists; fourth, to the noncompete agreement; and fifth, to costs in excess of interests in net assets purchased. The brokerage fee paid to an affiliate of the General Partner upon acquisition of the Yorba Linda System and other acquisition costs were capitalized and charged to investment in cable television properties in the accompanying balance sheets.

     Intangible Assets
     -----------------

     Costs assigned to intangible assets are being amortized using the straight-line method over the following estimated useful lives:

       Franchise costs                                           2 -  6  years
       Subscriber lists                                               2  years
       Costs in excess of interests in net assets purchased          35  years

     Revenue Recognition
     -------------------

     Subscriber prepayments are initially deferred and recognized as revenue when earned.

     Reclassifications
     -----------------

     Certain prior year amounts have been reclassified to conform to the 1996 presentation.

(3)  TRANSACTIONS WITH THE GENERAL PARTNER AND CERTAIN OF ITS AFFILIATES:
     -------------------------------------------------------------------

     Management Fees, Distribution Ratios and Reimbursements
     -------------------------------------------------------

     The General Partner manages the Partnership and receives a fee for its services equal to five percent of the gross revenues of the Partnership, excluding revenues from the sale of cable television systems or franchises. Management fees paid to the General Partner by the Partnership for the years ended December 31, 1996, 1995 and 1994 were $384,834, $345,176 and $317,294, respectively.

     Any partnership distributions made from cash flow (defined as cash receipts derived from routine operations, less debt principal and interest payments and cash expenses) are generally allocated 99 percent to the limited partners and one percent to the General Partner. Any distributions other than from cash flow are generally made as follows: first, to the limited partners in an amount which, together with all prior distributions made from sources other than cash flow, will equal the amount initially contributed to partnership capital by the limited partners; second, to the limited partners an amount equal to eight percent per annum, cumulative and noncompounded, on an amount equal to their initial capital contributions (less any portion of such initial capital contributions returned by the distribution to limited partners from prior sale or refinancing proceeds) provided, however, that the eight percent return will be reduced by all prior distributions of cash flow from the partnership and prior distributions of proceeds of sales or refinancings that exceed an amount equal to the limited partner's initial capital contributions; third, any remaining distribution shall be allocated 80 percent to the limited partners and 20 percent to the General Partner until the limited partners have received 250 percent of their initial capital contribution, after which any remaining distribution shall be allocated 75 percent to the limited partners and 25 percent to the General Partner.

     The Partnership reimburses the General Partner and certain of its affiliates for certain allocated general and administrative costs. These expenses represent the salaries and related benefits paid for corporate personnel, office rent and related facilities expense. Such personnel provide engineering, marketing, administrative, accounting, legal, and investor relations services to the Partnership. Such services, and their related costs, are necessary to the operation of the Partnership and would have been incurred by the Partnership, if it was a stand alone entity. Allocations of personnel costs are based primarily on actual time spent by employees of the General Partner and certain of its affiliates with respect to each partnership managed. Remaining expenses are allocated based upon the pro rata relationship of the Partnership's revenues to the total revenues of all cable television systems owned or managed by the General Partner and certain of its affiliates. Systems owned by Intercable and all other systems owned by partnerships for which Intercable is the general partner are also allocated a proportionate share of these expenses. The General Partner believes that the methodology used in allocating general and administrative costs is reasonable. Reimbursements by the Partnership to the General Partner for allocated general and administrative costs for the years ended December 31, 1996, 1995 and 1994 were $529,234, $491,642 and $485,234, respectively.

     The Partnership was charged interest during 1996 at an average rate of 8.58 percent on the amounts due to the General Partner, which approximated the General Partner's weighted average cost of borrowing. Interest charged to the Partnership by the General Partner totaled $-0-, $10,802 and $10,276 during 1996, 1995 and 1994, respectively.

     Payments to/from Affiliates for Programming Services
     ----------------------------------------------------

     The Partnership receives programming from Jones Education Company, Great American Country, Inc. and Product Information Network, all of which are affiliates of Intercable.

     Payments to Jones Education Company for the years ended December 31, 1996, 1995 and 1994 totaled $34,112, $30,109 and $14,541, respectively. Payments to Great American Country, Inc., which initiated service in 1996, totaled $14,534 in 1996.

     The Partnership receives a commission from Product Information Network based on a percentage of advertising revenue and number of subscribers. Product Information Network paid commissions to the Partnership totaling $17,958, $14,601 and $2,389 for the years ended December 31, 1996, 1995 and 1994, respectively.

(4)  PROPERTY, PLANT AND EQUIPMENT:
     -----------------------------

     Property, plant and equipment as of December 31, 1996 and 1995, consisted of the following:

                                                   1996          1995
                                               ------------  ------------
          Cable distribution system            $16,754,013   $15,204,625
          Equipment and tools                      882,404       834,580
          Office furniture and equipment           231,780       196,545
          Buildings                                  7,093         6,468
          Vehicles                                 327,747       265,822
                                               -----------   -----------

                                                18,203,037    16,508,040

            Less:  accumulated depreciation     (6,660,530)   (4,705,821)
                                               -----------   -----------

                                               $11,542,507   $11,802,219
                                               ===========   ===========

(5)  INCOME TAXES:
     ------------

     Income taxes have not been recorded in the accompanying financial statements because they accrue directly to the partners. The federal and state income tax returns of the Partnership are prepared and filed by the General Partner.

     The Partnership's tax returns, the qualification of the Partnership as such for tax purposes, and the amount of distributable income or loss are subject to examination by federal and state taxing authorities. If such examinations result in changes with respect to the Partnership's qualification as such, or in changes with respect to the Partnership's recorded income or loss, the tax liability of the General Partner and limited partners would likely be changed accordingly.

     Taxable income or loss to the Partners is different from that reported in the statements of operations due to the difference in depreciation recognized under generally accepted accounting principles and the expense allowed for tax purposes under the Modified Accelerated Cost Recovery System (MACRS). There are no other significant differences between taxable income or loss and the net income or loss reported in the statements of operations.

(6)  DEBT:
     ----

     As of December 31, 1996, $12,790,000 was outstanding under the Partnership's $13,000,000 credit facility. At December 31, 1996, the revolving credit facility's outstanding principal balance converted to a term loan, payable in quarterly installments with a final maturity date of December 31, 2002. Generally, the interest on the outstanding principal balance is at the Partnership's option of the Prime rate plus 1/4 percent to 1/2 percent or the London Interbank Offered Rate plus 1-1/4 percent to 1-1/2 percent, depending upon the ratio of the Partnership debt to operating cash flow. The effective interest rates on amounts outstanding as of December 31, 1996 and 1995 were 6.75 percent and 7.45 percent, respectively.

     The Partnership's debt consists of the following:

                                               December 31,
                                         ------------------------
                                            1996         1995
                                         -----------  -----------
        Lending institutions-
          Revolving credit and
            term loan facility           $12,790,000  $12,650,000

        Capitalized lease obligations         31,077      104,960
                                         -----------  -----------

                                         $12,821,077  $12,754,960
                                         ===========  ===========

     Maturities of the revolving credit and term loan facility and capital lease obligations for each of the five years in the period ended December 31, 2001 and thereafter are as follows:

          1997                                     $  648,823
          1998                                      1,288,323
          1999                                      1,927,823
          2000                                      2,561,108
          2001                                      3,197,500
          Thereafter                                3,197,500
                                                   ----------

                                                  $12,821,077
                                                   ==========

     At December 31, 1996, the carrying amount of the Partnership's long-term debt did not differ significantly from the estimated fair value of the financial instruments. The fair value of the Partnership's long-term debt is estimated based on the discounted amount of future debt service payments using rates of borrowing for a liability of similar risk.

(7)  COMMITMENTS AND CONTINGENCIES:
     -----------------------------

     The Partnership rents office and other facilities under various long-term lease arrangements. Rent paid under such lease arrangements totaled $91,128, $67,319 and $84,194 for the years ended December 31, 1996, 1995 and 1994, respectively. Future minimum lease payments, as of December 31, 1996, under noncancelable operating leases for each of the five years in the period ending December 31, 2001, and thereafter are as follows:

          1997                                    $123,837
          1998                                      91,248
          1999                                      91,952
          2000                                      92,892
          2001                                      75,285
          Thereafter                                 8,000
                                                  --------

          Total future minimum lease payments     $483,214
                                                  ========

(8)  SUPPLEMENTARY PROFIT AND LOSS INFORMATION:
     -----------------------------------------

     Supplementary profit and loss information is presented below:

                                               Year Ended December 31,
                                          ----------------------------------
                                             1996        1995        1994
                                          ----------  ----------  ----------

     Maintenance and repairs              $   54,488  $   56,020  $   45,174
                                          ==========  ==========  ==========

     Taxes, other than income and
      payroll taxes                       $  243,492  $  377,866  $  316,193
                                          ==========  ==========  ==========

     Advertising costs                    $   56,369  $   65,335  $   44,800
                                          ==========  ==========  ==========

     Depreciation of property,
      plant and equipment                 $1,959,539  $1,547,208  $1,343,502
                                          ==========  ==========  ==========

     Amortization of intangible assets    $1,972,809  $2,105,468  $2,100,525
                                          ==========  ==========  ==========

           ITEM 9.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
           ---------------------------------------------------------
                      ACCOUNTING AND FINANCIAL DISCLOSURE
                      -----------------------------------

          None.


                                   PART III.
                                   ---------

          ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT
          ------------------------------------------------------------

          The Partnership itself has no officers or directors. Certain information concerning the directors and executive officers of the General Partner is set forth below. Directors of the General Partner serve until the next annual meeting of the General Partner and until their successors shall be elected and qualified.

Name                   Age  Positions with the General Partner
----                   ---  ----------------------------------

Glenn R. Jones          67  Chairman of the Board and Chief Executive Officer
James B. O'Brien        47  President
Ruth E. Warren          47  Vice President/Operations
Elizabeth M. Steele     45  Vice President and Secretary
Kevin P. Coyle          45  Vice President/Finance
Larry W. Kaschinske     37  Controller


          Mr. Glenn R. Jones has served as Chief Executive Officer of the General Partner since its inception in November 1988. Mr. Jones has served as Chairman of the Board of Directors and Chief Executive Officer of Intercable since its formation in 1970, and he was President from June 1984 until April 1988. Mr. Jones is the sole shareholder, President and Chairman of the Board of Directors of Jones International, Ltd. He is also Chairman of the Board of Directors of the subsidiaries of Intercable and of certain other affiliates of Intercable. Mr. Jones has been involved in the cable television business in various capacities since 1961, is a member of the Board of Directors and the Executive Committee of the National Cable Television Association. Additionally, Mr. Jones is a member of the Board of Governors for the American Society for Training and Development, and a member of the Board of Education Council of the National Alliance of Business. Mr. Jones is also a founding member of the James Madison Council of the Library of Congress. Mr. Jones has been the recipient of several awards including the Grand Tam Award in 1989, the highest award from the Cable Television Administration and Marketing Society; the President's Award from the Cable Television Public Affairs Association in recognition of Jones International's educational efforts through Mind Extension University (now Knowledge TV); the Donald G. McGannon Award for the advancement of minorities and women in cable from the United Church of Christ Office of Communications; the STAR Award from American Women in Radio and Television, Inc. for exhibition of a commitment to the issues and concerns of women in television and radio; the Cableforce 2000 Accolade awarded by Women in Cable in recognition of the General Partner's innovative employee programs; the Most Outstanding Corporate Individual Achievement Award from the International Distance Learning Conference for his contributions to distance education; the Golden Plate Award from the American Academy of Achievement for his advances in distance education; the Man of the Year named by the Denver chapter of the Achievement Rewards for College Scientists; and in 1994 Mr. Jones was inducted into Broadcasting and Cable's Hall of Fame.

          Mr. James B. O'Brien was appointed President of the General Partner in January 1995. Mr. O'Brien joined Intercable in January 1982. Prior to being elected President and a Director of Intercable in December 1989, Mr. O'Brien served as a Division Manager, Director of Operations Planning/Assistant to the CEO, Fund Vice President and Group Vice President/Operations. Mr. O'Brien was appointed to Intercable's Executive Committee in August 1993. As President, he is responsible for the day-to-day operations of the cable television systems managed and owned by Intercable. Mr. O'Brien is a board member of Cable Labs, Inc., the research arm of the U.S. cable television industry. He also serves as Vice Chairman and a director of the Cable Television Administration and

Marketing Association and as a member of the Executive Committee and a director of the Walter Kaitz Foundation, a foundation that places people of ethnic minority groups in positions with cable television systems, networks and vendor companies.

          Ms. Ruth E. Warren, the General Partner's Vice President/Operations, joined Intercable in August 1980 and has served in various operational capacities, including system manager and Fund Vice President, since then. Ms. Warren was elected Group Vice President/Operations of Intercable in September 1990.

          Ms. Elizabeth M. Steele, the General Partner's Vice President and Secretary, joined Intercable in August 1987 as Vice President/General Counsel and Secretary. From August 1980 until joining Intercable, Ms. Steele was an associate and then a partner at the Denver law firm of Davis, Graham & Stubbs, which serves as counsel to Intercable.

          Mr. Kevin P. Coyle was appointed Vice President/Finance of the General Partner in March 1995. Mr. Coyle joined The Jones Group, Ltd. in July 1981 as Vice President/Financial Services. In September 1985, he was appointed Senior Vice President/Financial Services. He was elected Treasurer of Intercable in August 1987, Vice President/Treasurer in April 1988 and Group Vice President/Finance and Chief Financial Officer in October 1990.

          Mr. Larry Kaschinske was appointed Controller of the General Partner in March 1995. Mr. Kaschinske joined Intercable in 1984 as a staff accountant in Intercable's former Wisconsin Division; was promoted to Assistant Controller in 1990 and named Controller in August 1994.


                        ITEM 11.  EXECUTIVE COMPENSATION
                        --------------------------------

          The Partnership has no employees; however, various personnel are required to operate the Yorba Linda System. Such personnel are employed by the General Partner and, pursuant to the terms of the limited partnership agreement of the Partnership, the cost of such employment is charged by the General Partner to the Partnership as a direct reimbursement item. See Item 13.

     ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGERS
     ----------------------------------------------------------------------

          As of March 4, 1997, no person or entity owned more than 5 percent of the limited partnership interests of the Partnership, except for the Naomi Ruth Wilden Trust, which owned 1,000 limited partnership interests, representing 5.05% of the outstanding limited partnership interests.


            ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
            --------------------------------------------------------

          The General Partner and its affiliates engage in certain transactions with the Partnership as contemplated by the limited partnership agreement of the Partnership. The General Partner believes that the terms of such transactions are generally as favorable as could be obtained by the Partnership from unaffiliated parties. This determination has been made by the General Partner in good faith, but none of the terms were or will be negotiated at arm's-length and there can be no assurance that the terms of such transactions have been or will be as favorable as those that could have been obtained by the Partnership from unaffiliated parties.

TRANSACTIONS WITH THE GENERAL PARTNER

          The General Partner charges a management fee, and the General Partner is reimbursed for certain allocated overhead and administrative expenses. These expenses represent the salaries and benefits paid to corporate personnel, rent, data processing services and other corporate facilities costs. Such personnel provide engineering, marketing, administrative, accounting, legal and investor relations services to the Partnership. Allocations of personnel costs are based primarily on actual time spent by employees Intercable with respect to each partnership managed. Remaining expenses are allocated based on the pro rata relationship of the

Partnership's revenues to the total revenues of all systems owned or managed by Intercable and certain of its subsidiaries. Systems owned by Intercable and all other systems owned by partnerships for which Jones Intercable, Inc. is the general partner are also allocated a proportionate share of these expenses.

          The General Partner also advances funds and charges interest on the balance payable. The interest rate charged approximates the General Partner's weighted average cost of borrowing.

TRANSACTIONS WITH AFFILIATES

          Jones Education Company ("JEC") is owned 63% by Jones International, Ltd. ("International"), an affiliate of the General Partner, 9% by Glenn R. Jones, 12% by Bell Canada International Inc. ("BCI") and 16% by the General Partner. JEC operates two television networks, JEC Knowledge TV and Jones Computer Network. JEC Knowledge TV provides programming related to computers and technology; business, careers and finance; health and wellness; and global culture and languages. Jones Computer Network provides programming focused primarily on computers and technology. JEC sells its programming to certain cable television systems owned or managed by Intercable.

          The Great American Country network provides country music video programming to certain cable television systems owned or managed by Intercable. This network is owned and operated by Great American Country, Inc., a subsidiary of Jones International Networks, Ltd., an affiliate of International.

          Jones Galactic Radio, Inc. is a company now owned by Jones International Networks, Ltd., an affiliate of International. Superaudio, a joint venture between Jones Galactic Radio, Inc. and an unaffiliated entity, provides satellite programming to certain cable television systems owned or managed by Intercable.

          The Product Information Network Venture (the "PIN Venture") is a venture among a subsidiary of Jones International Networks, Ltd., an affiliate of International, and two unaffiliated cable system operators. The PIN Venture operates the Product Information Network ("PIN"), which is a 24-hour network that airs long-form advertising generally known as "infomercials." The PIN Venture generally makes incentive payments of approximately 60% of its net advertising revenue to the cable systems that carry its programming. Most of Intercable's owned and managed systems carry PIN for all or part of each day. Revenues received by the Partnership from the PIN Venture relating to the Yorba Linda System totaled approximately $17,958 for the year ended December 31, 1996.

          The charges to the Partnership for related party transactions are as follows for the periods indicated:

                                          For the Year Ended December 31,
                                          -------------------------------
                                            1996         1995      1994
                                          -------      --------  --------
Management fees                           $384,834      $345,176  $317,294
Allocation of expenses                     529,234       491,642   485,235
Interest expense                                 0        10,802    10,276
Amount of advances outstanding                   0             0    71,270
Highest amount of advances outstanding           0       266,281    75,414
Programming fees:
               Jones Education Company      34,112        30,109    14,541
               Great American Country       14,534             0         0

                                    PART IV.
                                    --------

   ITEM 14.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K
   -------------------------------------------------------------------------

(a)1. See index to financial statements for the list of financial statements and exhibits thereto filed as part of this report.

   3.                 The following exhibits are filed herewith.
   4.1                Agreement of Limited Partnership of Jones Growth
                      Partners II L.P.  (1)

   10.1.1 Copy of a franchise and related documents thereto granting a community antenna television system franchise for the City of Anaheim, California. (3)

   10.1.2 Copy of a franchise and related documents thereto granting a community antenna television system franchise for the County of Orange, California. (3)

   10.1.3 Copy of a franchise and related documents thereto granting a community antenna television system franchise for the City of Yorba Linda, California. (3)

   10.2.1 Credit and Security Agreement dated as of April 15, 1992 among the Partnership and Credit Lyonnais New York Branch, as agent for various lenders. (3)

   10.2.2 Amendment No. 1 dated as of September 30, 1994 to the Credit and Security Agreement dated as of April 15, 1992 among Jones Growth Partners II L.P. and Credit Lyonnais New York Branch, as agent for various lenders. (4)

   10.3.1 Purchase and Sale Agreement dated August 24, 1990, by and among Empire Partners, a California general partnership, Empire Cable Television, Inc., a California corporation, Yorba Linda Television Co., Inc., a California corporation, and Crown Valley Cable Television, Inc., a California corporation, as sellers, and Jones Spacelink, Ltd., a Colorado corporation, as buyer. (2)

   10.3.2 Letter Agreement dated October 16, 1990, amending Purchase and Sale Agreement. (2)

   10.3.3             Second Amendment to Purchase and Sale Agreement
                      dated May 31, 1991.  (2)

   10.3.4             Third Amendment to Purchase and Sale Agreement
                      dated June 14, 1991.  (2)

   10.3.5 Fourth Amendment to Purchase and Sale Agreement dated August 9, 1991. (2)

   10.3.6 Asset Purchase Agreement dated August 16, 1996 among Jones Intercable, Inc., Jones Growth
                      Partners II L.P. and Century Communications Corp. (5)

   27                 Financial Data Schedule.

   __________

   (1)                Incorporated by reference from the Form 8-A
                      Registration Statement of Jones Growth Partners II L.P. filed with the Securities and Exchange
                      Commission on May 6, 1991 (Commission File No.
                      0-19259).

          (2) Incorporated by reference from the Form S-1 Registration Statement of Jones Growth Partners II L.P. filed with the Securities and Exchange Commission (Registration No. 33-32169).

          (3) Incorporated by reference from Registrant's Report on Form 10-K for the fiscal year ended December 31, 1992.

          (4) Incorporated by reference from Registrant's Report on Form 10-K for the fiscal year ended December 31, 1994.

          (5) Incorporated by reference from Registrant's Report on Form 8-K dated August 28, 1996.

(b)                          Reports on Form 8-K
                             -------------------

                             None.

                                   SIGNATURES

          Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           JONES GROWTH PARTNERS II L.P.
                                           a Colorado limited partnership
                                           By: Jones Spacelink Cable Corporation


                                           By:/s/ Glenn R. Jones
                                              __________________________________
                                           Glenn R. Jones
                                           Chairman of the Board and Chief
Dated:    March 24, 1997                   Executive Officer



          Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


                                           By:/s/ Glenn R. Jones
                                              _________________________________
                                           Glenn R. Jones
                                           Chairman of the Board and Chief
                                           Executive Officer
Dated:    March 24, 1997                   (Principal Executive Officer)


                                           By:/s/ Kevin P. Coyle
                                              ________________________________
                                           Kevin P. Coyle
                                           Vice President/Finance
Dated:    March 24, 1997                   (Principal Financial Officer)


                                           By:/s/ Larry Kaschinske
                                              ________________________________
                                           Larry Kaschinske
                                           Controller
Dated:    March 24, 1997                   (Principal Accounting Officer)

                               [JONES INTERCABLE
                               LOGO APPEARS HERE]


                            9697 EAST MINERAL AVENUE
                           ENGLEWOOD, COLORADO 80112
                                     PROXY
  THIS PROXY IS SOLICITED ON BEHALF OF THE PARTNERSHIP BY THE MANAGING GENERAL
                                    PARTNER

  The undersigned Limited Partner of IDS/Jones Growth Partners 87-A, Ltd., a Colorado limited partnership, hereby votes on the sale of IDS/Jones Growth Partners 87-A, Ltd.'s Roseville, California cable television system pursuant to the terms and conditions of that certain Asset Purchase Agreement dated as of October 14, 1996, as amended, as follows:
               [_] CONSENTS  [_] WITHHOLDS CONSENT  [_] ABSTAINS

                           (continued on other side)

                               [JONES INTERCABLE
                               LOGO APPEARS HERE]

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED LIMITED PARTNER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSED SALE TRANSACTION.
                                                PLEASE SIGN EXACTLY AS NAME
                                                          APPEARS.

                                             DATED: _____________________, 1997

                                             __________________________________
                                             Beneficial Owner Signature
                                             (Investor)
                                             __________________________________
                                             Authorized Trustee/Custodian
                                             Signature

    PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

                               [JONES INTERCABLE
                               LOGO APPEARS HERE]


                            9697 EAST MINERAL AVENUE
                           ENGLEWOOD, COLORADO 80112
                                     PROXY
  THIS PROXY IS SOLICITED ON BEHALF OF THE PARTNERSHIP BY THE MANAGING GENERAL
                                    PARTNER

  The undersigned Limited Partner of IDS/Jones Growth Partners 87-A, Ltd., a Colorado limited partnership, hereby votes on the sale of IDS/Jones Growth Partners 87-A, Ltd.'s Roseville, California cable television system pursuant to the terms and conditions of that certain Asset Purchase Agreement dated as of October 14, 1996, as amended, as follows:
               [_] CONSENTS  [_] WITHHOLDS CONSENT  [_] ABSTAINS

                           (continued on other side)

                               [JONES INTERCABLE
                               LOGO APPEARS HERE]

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED LIMITED PARTNER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSED SALE TRANSACTION.
                                                PLEASE SIGN EXACTLY AS NAME
                                                          APPEARS.
                                               When limited partnership inter-
                                             ests are held by more than one
                                             person, all owners should sign.
                                             When signing as attorney, as ex-
                                             ecutor, administrator, trustee or
                                             guardian, please give full title
                                             as such. If a corporation, please
                                             sign in full corporation name by
                                             authorized officer. If a partner-
                                             ship, please sign in partnership
                                             name by authorized person.

                                             DATED: _____________________, 1997

                                             __________________________________
                                             Signature
                                             __________________________________
                                             Signature
                                             __________________________________
                                             Signature

    PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.